Exhibit 10.1

LEASE

dated

May 31, 2011

between

SORRENTO SCIENCE PARK, LLC,

a California limited liability company,

as Landlord

and

LPATH, INC.,

a Nevada corporation,

as Tenant

for

4025 Sorrento Valley Boulevard

San Diego, California 92121

LEASE

THIS LEASE is dated for reference purposes as of May 31, 2011, and is entered into by and between SORRENTO SCIENCE PARK, LLC, a California limited liability company (“Landlord”), and LPATH, INC., a Nevada corporation (“Tenant”).

ARTICLE I. Premises.

1.1 Building and Land. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord during the Term (as defined in Section 2.5), on the terms and conditions set forth in this Lease, those certain premises (the “Premises”) consisting of the entire building (the “Building”) at 4025 Sorrento Valley Boulevard, San Diego, California, and identified on the site plan attached hereto as Exhibit A, excluding, however, the common telephone/data room in the Building. The Building is a one-story structure containing 11,960 square feet of Rentable Area (as defined in Section 8). The Building is a part of a three building commercial real estate complex commonly known as Sorrento Science Park that is located upon the land legally described on Exhibit B attached hereto (the “Land”). The Land, the Building, the other two buildings on the Land and all other improvements now or hereafter upon the Land are collectively referred to as the “Project.”

1.2 Parking and Other Common Areas. Landlord also grants to Tenant, subject to all of the terms and conditions of this Lease, non-exclusive rights to use the Common Areas (as defined in Section 6), including the parking areas, on the terms set forth herein.

ARTICLE II. Basic Lease Provisions. For the convenience of the parties, certain basic provisions of this Lease are set forth in this Section 2. The provisions set forth in this Section 2 are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1 Address of the Premises. The address of the Premises is 4025 Sorrento Valley Boulevard, San Diego, California 92121.

2.2 Rentable Area. The “Rentable Area” of the Premises is agreed to be 11,960 square feet. Tenant acknowledges that the Rentable Area of the Premises includes Tenant’s Share of the square footage of the common telephone/data room in the Building. The “Rentable Area” of the Project is agreed to be, as of the date hereof, 42,200 square feet. The Rentable Area of the Premises and Project shall be subject to recalculation by Landlord should the size of the Premises or Project subsequently change.

2.3 Tenant’s Share. The “Tenant’s Share” is equal to 28.34%, which is the percentage derived at by dividing the Rentable Area of the Premises by the total Rentable Area of the Project, and multiplying the quotient by 100. Tenant’s Share shall be subject to recalculation by Landlord should the Rentable Area of the Premises or Project change.

2.4 Basic Rent. The “Basic Rent” payable with respect to the Premises prior to the first anniversary date of the Term Commencement Date (as defined in Section 2.5) shall be $25,116.00 per month. The Basic Rent shall be increased annually during the Term in accordance with Section 5.7. The Basic Rent for the 2nd through 5th months of the initial Term shall be subject to abatement in accordance with Section 5.9.

2.5 Term. The “Term” of this Lease shall commence on the Term Commencement Date (as defined below) and shall continue through the Term Expiration Date (as defined below) As used herein, the “Term Commencement Date” shall mean the date set forth in Section 5.2; the “Term Expiration Date” shall mean the date which is the last day of the month a full 64 months after the Term Commencement Date, subject, however, to extension pursuant to Section 3.3.

2.6 Permitted Uses. The Premises shall be used only for bioscience/biotechnical research laboratories, vivarium and related offices, subject to the provisions of this Lease and all laws, ordinances, regulations, covenants, conditions and restrictions.

2.7 Addresses.

(a)	Address for Rent payment to Landlord:

Sorrento Science Park, LLC

c/o Del Mar Partnership, Inc.

Attn: Accounting

1400 Maiden Lane

Del Mar, California 92014

(b)	Address for notices to Landlord:

Sorrento Science Park, LLC

c/o Del Mar Partnership, Inc.

Attn: Robert D. Tomlinson & Alton V. White

1400 Maiden Lane

Del Mar, California 92014

and a separate notice to:

Sorrento Science Park, LLC

c/o Del Mar Partnership, Inc.

Attn: David J. Winkler & Ivan C. Gayler

1400 Maiden Lane

Del Mar, California 92014

(c)	Address for notices to Tenant:

LPath, Inc.

Attn: Chief Executive Officer

4025 Sorrento Valley Boulevard

San Diego, California 92121

2.8 Exhibits. The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit	Title
A	Site Plan
B	Legal Description of the Land
C	Form of Rent Commencement Date Notice
D	Form of Estoppel Certificate
E	Form of Subordination Agreement

ARTICLE III. Term.

3.1 Binding Effect. This Lease and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

3.2 Term. Subject to the right of Tenant to extend the Term as set forth in Section 3.3, the Term of this Lease shall be as set forth in Section 2.5.

3.3 Option to Extend. Landlord hereby grants to Tenant the option to extend the Term for one period of 5 years, commencing on the day after the initial Term Expiration Date (the “Extended Term”), on the terms and conditions contained herein. The rights granted to Tenant herein are an integral part of this Lease and any termination of this Lease for any reason shall result in a termination of Tenant’s rights hereunder. This option and all of the terms, conditions and provisions of this Lease are one integrated agreement and cannot be separated.

(a) Conditions Precedent. Timely satisfaction of the following provisions are conditions precedent to Tenant’s exercise of such extension:

(i) Tenant shall have given to Landlord, no later than 9 months prior to the initial Term Expiration Date, an irrevocable written notice of the exercise of the option to extend this Lease for such additional term (the “Extension Notice”).

(ii) At the time of delivery of the Extension Notice, (i) there shall not then exist a Default or any circumstance that, with the giving of notice, the passage of time, or both, would constitute a Default, and (ii) there shall not have been during the initial Term more than three Defaults under this Lease.

Each of the conditions precedent to Tenant’s rights under this Section 3.3 are for the sole benefit of Landlord and may be waived in writing solely by Landlord.

(b) Extension of Term. Upon timely delivery to Landlord of the Extension Notice, Landlord shall promptly acknowledge to Tenant in writing whether the Extension Notice was timely given and whether the conditions precedent to such notice have been satisfied. Upon delivery by Landlord to Tenant of acknowledgment of timely receipt of the Extension Notice and the satisfaction of the conditions precedent thereto, this Lease shall be deemed extended upon the terms and conditions set forth herein, and all references to the Term shall include the Extended Term (unless otherwise indicated). Except as expressly set forth in this Section 3.3, all other terms and conditions of this Lease shall remain in full force and effect and unmodified during the Extended Term.

(c) Extended Term Basic Rent. The monthly Basic Rent for the first year of the Extended Term (the “Extended Term Basic Rent”) shall be equal to the Fair Rental Value (as defined in Section 3.3.5(d)) of the Premises on month one of the Extended Period, as determined pursuant to Section 3.3.5.

(d) Intentionally Omitted.

(e) Determination of Fair Rental Value. In the event that Tenant has timely delivered the Extension Notice, then within ten days after Tenant has given such notice to Landlord, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Rental Value. If Landlord and Tenant have not agreed upon the Fair Rental Value on or before the date 30 days after Tenant has given to Landlord the Extension Notice, the Fair Rental Value shall be determined by the following method:

(i) Landlord and Tenant shall attempt in good faith to agree upon a single appraiser not later than the date 40 days after Tenant has given to Landlord the Extension Notice. If Landlord and Tenant are unable to agree upon a single appraiser by such date, then Landlord and Tenant shall each appoint one appraiser, by written notice to the other party, not later than the date 45 days after Tenant has given to Landlord the Extension Notice. Such notice shall contain the name, address and telephone number of the appraiser so appointed. On or before the date five days after the appointment of the second appraiser, the two appointed appraisers shall appoint a third appraiser as follows:

Both Landlord’s and Tenant’s appraisers shall meet and exchange a list of up to ten appraisers that are qualified as specified in Section 3.3.5(c). Each of the lists will be prioritized numerically. Provided an appraiser is named on both lists, the chosen appraiser shall be the appraiser with the lowest arithmetically combined ranking. If two appraisers have the same combined ranking, the appraiser shall be determined to be the appraiser with the most years of professional experience. For example, in the following lists, Able would be the first choice, followed by Baker and Frank (who would be ranked by years of professional experience), followed by Harry and Ida:

List A	List B
1. Able	1. Zulu
2. Baker (12 years’ experience)	2. X-ray
3. Charlie	3. Walter
4. Delta	4. Frank
5. Eli	5. Able
6. Frank (8 years’ experience)	6. Harry
7. Gerald	7. Ida
8. Harry	8. Baker

9. Ida	9. Charlie
10. Jason	10. Tango

Ranking
Able	1+5=6
Baker	2+8=10
Frank	6+4=10
Harry	8+6=14
Ida	9+7=16

If there are no names common to each list, then the two appraisers shall attempt in good faith to agree upon a third appraiser. If the two appraisers are unable to agree upon a third appraiser on or before the date 60 days after Tenant has given to Landlord the Extension Notice, then either party hereto may request that the third appraiser be appointed by the president of the local chapter of The Appraisal Institute, having jurisdictional boundaries that encompass the Project. In the event more than one chapter of The Appraisal Institute has such jurisdictional boundaries, then the third appraiser shall be appointed by the president of the chapter with the most “commercial appraisers” with the designation of “MAI” as members.

(ii) If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Fair Rental Value. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter appointed by a party with written notice to the other party shall determine the Fair Rental Value.

(iii) Each party shall bear the cost of the appraiser appointed by such party and the parties shall share equally the cost of any single or third appraiser, if applicable. Notwithstanding who shall bear the cost, each appraiser shall be hired jointly by, and shall have fiduciary duties to, both of the parties. Specifically, the fiduciary duties referred to are the responsibilities inherent in professional appraisal practice as set forth in the Ethics Provision of the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation. Each appraiser selected is to act as a disinterested third party in rendering unbiased appraisal and consultation services performed with impartiality, objectivity and independence and without accommodation of personal interests. The appraisers designated by Landlord and Tenant shall have at least five years’ experience in the appraisal of real property devoted to biotechnical research and development uses in the Torrey Pines Mesa, Sorrento Valley and Sorrento Mesa areas (“Comparable Biotech Areas”) of San Diego, shall be certified by the State of California and shall have the designation of “MAI.” The third appraiser shall likewise be certified by the State of California and have the designation of “MAI,” and shall have a minimum of five years’ experience appraising biotechnical research and development properties either in San Diego or the San Francisco Bay area. Both Landlord and Tenant recognize that it is more important for the third appraiser to have experience appraising biotechnical research properties than it is to have general experience in appraising properties in the Comparable Biotech Areas , and accordingly agree that The Appraisal Institute and the two appraisers appointed by the parties shall take such matter into account with respect to the appointment of the third appraiser.

(iv) For the purpose of such valuation, the term “Fair Rental Value” shall mean the monthly Basic Rent that a ready and willing tenant with a tangible net worth and credit similar to Tenant would have to pay, as of month one of the Extended Term, as monthly Basic Rent pursuant to a lease on substantially the same terms as this Lease to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time. A comparable property shall mean a comparable scientific research facility (including, but not limited to, biotechnical, bioscience, biomedical, medical device, public and private research institutions, pharmaceutical and chemical) located in the Comparable Biotech Areas. The appraiser(s) shall give positive economic consideration in the form of rent for all of the improvements within and supporting (if outside the Premises) the Premises (notwithstanding whether such improvements were paid for by Landlord or Tenant) and the Project. Fair Rental Value shall be determined by taking into consideration the quality, prestige and location of the Project and the Premises as then improved and assuming the Premises are maintained in a in good order, condition and repair as required by the terms and conditions of this Lease. The Fair Market Value determination shall also include a determination of the annual increase for the Extended Term Basic Rent pursuant to Section 5.7.

(v) If a single appraiser is chosen, then such appraiser shall determine the Fair Rental Value. Otherwise, the third appraiser shall select one of the conclusions set forth in the other two appraisals as the Fair Rental Value.

(vi) If a single appraiser is chosen, Landlord and Tenant shall instruct the appraiser to complete his determination of the Fair Rental Value not later than the date 30 days after such appraiser is chosen; if three appraisers are chosen, then Landlord and Tenant shall instruct the appraisers to complete their respective determinations of the Fair Rental Value not later than the date 30 days after the third appraiser is chosen. Any appraisal which is not completed by such date shall not be included in the determination of the Fair Rental Value.

3.4 Time of the Essence. Landlord and Tenant agree that Tenant’s failure to give notices or otherwise perform within the time periods set forth in Section 3.3 may result in substantial losses to Landlord, including, but not limited to, the loss of prospective tenants and/or purchasers of the Project. As a consequence thereof, Landlord and Tenant agree that time is truly of the essence of each of the provisions of Section 3.3. The failure of Tenant to provide the notices or perform as otherwise required within the time periods set forth herein and the loss of rights by Tenant as a result thereof, including the termination of the right to extend the Term shall not be deemed to be a penalty or a forfeiture by Tenant. To the contrary, Tenant agrees and acknowledges that any attempt by Tenant to extend such time may result in a forfeiture by Landlord.

ARTICLE IV. Possession.

Landlord shall deliver possession of the Premises to Tenant on the day that is five (5) business days following the date that the following events have occurred (the “Possession Date”): (a) the existing tenant in the Premises has obtained the radioactive closure certificate from the State of California; (b) Landlord gives Tenant written notice that the existing lease for the Premises has terminated; and (c) the existing tenant has surrendered possession of the Premises. During the period between the Possession Date and the Term Commencement Date (the “Early Possession Period”), Tenant shall have the right to install phone and data lines and such other installations approved by Landlord in accordance with this Lease, move in Tenant’s furniture, equipment and other personal property, and have Tenant’s environmental consultant perform a Phase I Environmental Assessment (“Phase I”) of the Premises. All provisions of this Lease shall apply during the Early Possession Period as if it were the Term, except that Tenant’s obligation to pay Basic Rent and Tenant’s portion of Operating Expenses shall not commence until the Term Commencement Date; however, Tenant shall be responsible for the payment of all utilities provided to the Premises during the Early Possession Period.

ARTICLE V. Rent.

5.1 Basic Rent. Tenant agrees to pay Landlord as Basic Rent, commencing as set forth below, the monthly sum set forth in Section 2.4, subject to the annual rental increases provided in Section 5.7. Basic Rent shall be paid in advance on the first day of each and every calendar month during the Term.

5.2 Commencement. Basic Rent for the Premises shall commence on the Term Commencement Date. The Term Commencement Date shall be the earlier of (a) forty five (45) days after the Possession Date, or (b) the date that Tenant commences operation of its business from the Premises. Landlord shall execute and deliver to Tenant for its signature written acknowledgment in the form of Exhibit C attached hereto of the actual date upon which rent commenced (i.e., the Term Commencement Date) for the Premises when such is established by Landlord and shall attach it to this Lease as Exhibit C; provided, however, failure to execute and deliver such acknowledgment shall not affect Tenant’s liability hereunder. Notwithstanding the foregoing, Tenant shall pay the Basic Rent due for the first month of the Term concurrently with Tenant’s execution of this Lease.

5.3 Additional Rent. In addition to Basic Rent, and commencing therewith throughout the Term, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”) (i) Tenant’s portion of all Operating Expenses as provided in Section 7, and (ii) any other amounts that Tenant is obligated to pay and/or assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any Default under this Lease or any other failure by Tenant to comply with the agreements, terms, covenants and conditions of this Lease.

5.4 Rent. Basic Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.7.1 or to such other person or at such other place as Landlord may from time to time designate in writing.

5.5 Proration. In the event that Rent commences with respect to the Premises on a day other than the first day of a calendar month, Rent shall be prorated with respect thereto on the basis of a 30-day month and shall be due and payable for such prorated portion of the month on the date that Rent commences. Since Tenant is prepaying the Basic Rent for the first month of the Term in accordance with Section 5.2, if the Term Commencement Date is not on the first day of a calendar month, then such prepaid Basic Rent shall be allocated to the first 30 days of the Term, which will be followed by the abatement of Basic Rent for the next four (4) months in accordance with Section 5.9, and then Tenant’s Basic Rent for the sixth (6th) month shall be prorated based on the number of days in such sixth (6th) month that the Basic Rent has not been abated.

5.6 Net Lease. This is an absolute net lease and all Rent and other monetary obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise expressly provided for in this Lease.

5.7 Annual Increase. On each anniversary of the Term Commencement Date during the initial Term, the Basic Rent shall be adjusted upward to equal 103% of the monthly Basic Rent for the month immediately preceding the adjustment date. On each anniversary of the Term Commencement Date during the Extended Term, the Extended Term Basic Rent shall be adjusted upward at a rate to be determined in accordance with the Fair Market Value determination pursuant to Section 3.3.4(d)

5.8 Security Deposit. Concurrently herewith, Tenant shall deposit with Landlord the cash sum of $75,348.00 as a security deposit (“Security Deposit”) for the performance by Tenant of its obligations under this Lease, but the same shall not be considered prepaid rent or a measure of Landlord’s damages in case of a Default by Tenant. If Tenant fails to pay Rent or any other charges due hereunder, or otherwise is in Default under this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including reasonable attorneys’ fees) which Landlord may suffer or incur by reason thereof. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any law, now or hereafter in force, which provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the act or omission of Tenant or the Tenant’s Agents. Any such use or application shall not cause a waiver or cure of any Default under this Lease. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten days after written request therefor deposit monies with Landlord sufficient to restore the Security Deposit to the full amount thereof set forth herein. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general account or pay interest on the Security Deposit. Landlord shall, at the expiration or earlier termination of the Term, and after Tenant has vacated the Premises and delivered the Premises to Landlord in accordance with the terms of this Lease, return to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest herein), that portion of the Security Deposit not used or applied by Landlord.

5.9 Abatement of Basic Rent. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay monthly Basic Rent for the 2nd through 5th months of the initial Term. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a Default by Tenant that results in early termination pursuant to the provisions of Section 22.5 of this Lease, then as a part of the recovery set forth in Section 22.5 of this Lease, Landlord shall be entitled to the recovery of the monthly Basic Rent abated under the provisions of this Section 5.9.

ARTICLE VI. Common Areas.

6.1 Common Areas - Definition. The term “Common Areas” is defined as all areas, improvements and facilities outside the Building and outside the other two buildings at the Project and within the exterior boundary line of the Project, including, but not limited to, parking areas, seating areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways and landscaped areas. In addition, Common Areas shall include the common telephone/data room in the Building.

6.2 Common Areas - Rules and Regulations. Tenant agrees to abide by and conform to the reasonable rules and regulations adopted by Landlord from time to time with respect to the Common Areas and the Project, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to reasonably modify, amend and enforce such rules and regulations.

6.3 Common Areas - Changes. Landlord shall have the right, in Landlord’s reasonable discretion, from time to time to take any of the following actions, provided such actions do not materially interfere with Tenant’s access to the Building or operations within the Building, except to the extent such actions are required in order to comply with law:

(a) To make changes to the Building exterior (and the exterior of the other two buildings at the Project) and the Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including, but not limited to, the windows, driveways, entrances, parking areas, loading and unloading areas, mechanical yard areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(b) To close temporarily any of the Common Areas for maintenance, repair and replacement purposes;

(c) To add additional improvements to the Common Areas;

(d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;

(e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

6.4 Parking.

(a) Tenant shall be entitled to the non-exclusive use of up to 36 vehicle parking spaces, on an unreserved and unassigned basis, on those portions of the Common Areas designated by Landlord for parking purposes from time to time. Such parking shall be provided without charge by Landlord; provided, however, Landlord may impose a fee or other charge for such parking if required to do so by any governmental authority, and nothing contained in this provision shall limit Landlord’s right to pass on all reasonable costs associated with such parking area as Operating Expenses, including, but not limited to, maintenance, repair and replacement costs and assessments imposed on Landlord.

(b) Tenant shall not use more parking spaces than allotted to Tenant hereunder. Such parking spaces shall be used only for parking by vehicles no larger than full-size passenger automobiles or pickup trucks. Tenant shall ensure that any vehicles that belong to or that are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees are not loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If such activities occur other than in the spaces designated for the same, then Landlord shall notify Tenant and Tenant shall have 24 hours to remove the vehicle involved, unless such vehicle is in violation of law, in which case the vehicle shall immediately be removed. If Tenant fails to so timely remove such vehicle, Landlord shall have the right, without further notice, and in addition to such other rights and remedies that it might have under this Lease or at law, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable upon demand by Landlord as Additional Rent. Tenant shall indemnify, defend and hold Landlord harmless from all Claims brought against Landlord by the owner of any such towed vehicle arising from Landlord’s exercise of such right.

ARTICLE VII. Operating Expenses.

7.1 Tenant’s Portion. Tenant’s portion of Operating Expenses (as defined below), for purposes of this Lease, is equal to the sum of (i) the total Operating Expenses for the Project multiplied by Tenant’s Share (set forth in Section 2.3) and (ii) the Operating Expenses directly allocated to Tenant by Landlord pursuant to (x) Section 7.2.2 as to real property taxes allocated to the Premises, (y) Section 7.4 as to Operating Expenses allocated to tenants on a basis other than Tenant’s Share in order to achieve an equitable allocation of the Operation Expenses among the tenants of the Project, and (z) Section 14 as to utilities and services. Any Operating Expenses described in subsection (ii) above shall not be included in the Operating Expenses described in subsection (i) above.

7.2 Operating Expenses - Definition. As used herein, the term “Operating Expenses” shall include all expenses typically included in an absolute net lease, including, but not limited to:

(a) Government impositions, including, without limitation, property tax costs consisting of real property taxes (including any increases in such property taxes for any reason, including increases resulting from a sale or other transfer of the Project), assessments, including amounts due under any improvement bond upon the Project or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Project or tax based on the square footage of the Project or any portion thereof (if such tax is enacted in lieu of presently existing real property taxes);

(b) Notwithstanding Section 7.2.1, that portion of real property taxes resulting from the construction of improvements in the Premises will be reasonably determined by Landlord in its sole discretion;

(c) Assessments under covenants, conditions and restrictions now or hereafter recorded against title to the Project;

(d) Any parking charges, surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project;

(e) Any fee for a business license for Landlord to operate the Project;

(f) Any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes; and

(g) All other costs of any kind paid or incurred by Landlord related to the operation, repair, replacement, maintenance and management of the Project and not separately reimbursed to Landlord by any tenant in the Project, including, by way of example and not as a limitation upon the generality of the foregoing: trash collection; all utility charges incurred by Landlord (including, without limitation, water, gas and electricity costs for the parking areas, landscaping and other improvements on the Land); all costs of repair and replacements to improvements incurred by Landlord as appropriate to maintain the Project in first-class condition (except as set forth in Section 16.1.1); all costs of any nature to comply with applicable governmental requirements for the Project, the cost of all service contracts, special utility assessments, including sewer fees and trash collection and assessments imposed by government; transportation management assessment fees, property management fees equal to 3% of the aggregate gross revenue from the Project; insurance premiums for the Project; uninsured losses not resulting from Landlord’s failure to carry the insurance required by this Lease; portions of insured losses paid by Landlord as part of the deductible portion of any loss by reason of insurance policy terms; service contracts and costs of services of independent contractors retained to do work of the nature referenced in this Section 7; all reasonable costs of Landlord’s or its affiliate’s manager or project manager in connection with the operation, repair, replacement, maintenance and management of the Project that might otherwise be performed by a third party; and reasonable reserves established by Landlord in its sole good faith discretion for any of the foregoing.

7.3 Exceptions. Operating Expenses shall not include any of the following:

(a) Any net income, franchise, capital stock, estate, inheritance or transfer taxes, unless such transfer tax relates specifically to the transfer of the rights to Tenant under this Lease (“transfer taxes” are not intended to mean any increase in real property taxes resulting from a sale or other transfer of the Project).

(b) Any payments of interest, loan fees and other financing costs related to any mortgage or deed of trust encumbering the Project, and any payments of rent due or required under any ground lease or master lease (but excluding therefrom common area maintenance expenses, taxes and similar other costs).

(c) Costs, including building permit, license and inspection costs, incurred with respect to the installation of improvements made or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant tenant space in the Project for other occupants of the Project.

(d) Leasing commissions or other real estate fees, attorneys’ fees and costs incurred in connection with marketing space or leasing space to tenants or prospective tenants, including, without limitation, advertising and promotional expenditures.

(e) Tax penalties incurred as a result of Landlord’s negligent failure to make payments or to file any tax return when due.

(f) Landlord’s general overhead and administrative expenses other than all costs of full or part-time personnel responsible for the maintenance and management of the Project.

(g) Any depreciation on the Project.

(h) Any expenses for services that are of a type not available to Tenant but which are provided to another tenant or occupant of the Project.

(i) The amount of any overhead profit increment paid to subsidiaries and affiliates of Landlord for services on or to the Project or for supplies or other materials to the extent that the cost of such services, supplies or materials exceeds the cost which would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis.

(j) Any attorneys’ fees and other expenses incurred by Landlord to enforce the provisions of this Lease or any other lease of space in the Project due to a violation by any tenant of its lease.

(k) Costs incurred by Landlord for the repair of damage to the Project to the extent that Landlord is reimbursed by insurance proceeds.

(l) Costs for repair, replacement and maintenance of specific portions of the Building set forth in Section 16.1.1 which shall be made at Landlord’s sole cost.

(m) Costs of making any alterations or improvements to the Project in order to remedy any non-compliance with laws existing within the Project as of the Term Commencement Date.

(n) Cost of any repairs to the Project to the extent such repairs are needed because of Landlord’s gross negligence or willful misconduct.

(o) Costs of complying with Hazardous Materials Law relating to the existence of Hazardous Materials on the Project when such Hazardous Materials were not brought onto the Project by Tenant or Tenant’s Agents.

(p) Cost of correcting any latent defects in the initial design or construction of the Building or the Project’s improvements.

(q) Any repairs or replacements of a capital nature, unless the costs are amortized in accordance with generally accepted accounting principles over the useful life of the repair or the replacement, and only that portion of the costs so amortized, with interest, which is allocated to the period of the Term of this Lease shall be included as an Operating Expense payable by Tenant during each calendar year of the Term of this Lease.

(r) Any deductible on Landlord’s insurance policy in excess of Ten Thousand Dollars ($10,000).

(s) Cost of any property management fees in excess of 3% of the aggregate gross revenue from the Project.

(t) Cost of making any repairs to the Premises Systems (as defined in Section 13.4) because of a breach of Landlord’s representations and warranties relating to the Premises Systems set forth in Section 13.4.

7.4 Payment to Landlord and Estimate. Tenant shall pay to Landlord Tenant’s portion of Operating Expenses monthly in advance based upon Landlord’s reasonable estimate of such Operating Expenses. Within 60 days following the commencement of each calendar year, Landlord shall provide to Tenant, in writing, a statement estimating the amount of monthly Operating Expenses for the coming year; however, any delay or failure by Landlord in delivering such statement shall not constitute a waiver of Tenant’s obligation to pay Tenant’s portion of Operating Expenses. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Tenant’s portion of Landlord’s estimate of such Operating Expenses with respect to the Premises for such month. Additionally, if any extraordinary Operating Expense occurs which was not included in Landlord’s estimate of such Operating Expenses, then Landlord shall give written notice thereof to Tenant promptly after Landlord learns of the same; and Tenant shall pay Tenant’s portion of such extraordinary Operating Expenses on or before its due date. Further, if Landlord reasonably determines from time to time that Tenant’s equitable share of any Operating Expense attributable to Tenant or the Premises exceeds Tenant’s Share of such Operating Expense, then Landlord shall give written notice thereof to Tenant promptly after Landlord learns of the same; and Tenant shall pay such Operating Expense on or before its due date.

7.5 Reconciliation. Within 120 days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses for the previous calendar year; however, any delay or failure by Landlord in delivering such statement shall not constitute a waiver of Tenant’s obligation to pay Tenant’s portion of Operating Expenses. If the amounts paid by Tenant are less than Tenant’s portion of the actual amount of Operating Expenses for the previous year, any additional sum due from Tenant to Landlord shall be due and payable within ten business days after receipt by Tenant of such statement. If the amounts paid by Tenant exceed Tenant’s portion of the actual Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany such statement with payment for the amount of such difference, less any outstanding sums payable to Landlord.

7.6 Monthly Proration. Any amount due for Operating Expenses attributable to any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

7.7 Continuation. The responsibility of Tenant for Operating Expenses attributable to the Premises shall continue to the latest of (i) the date of termination of this Lease or (ii) the date Tenant has fully vacated the Premises. The obligation of Tenant to pay the amount of Operating Expenses for which Tenant is responsible under the preceding sentence shall survive the termination of this Lease.

7.8 Annual Proration. Operating Expenses attributable for any portion of the Premises for the calendar year in which Tenant’s obligation to reimburse Landlord therefor commences and for the calendar year in which such obligation ceases shall be prorated. Expenses, such as taxes, assessments and insurance premiums, which are incurred for an extended time period shall be prorated based upon time periods to which such items are applicable, so that the amounts attributable to the Premises relate in a reasonable manner to the time period in which Tenant has an obligation to pay for Operating Expenses.

7.9 Audit Rights. Tenant or its Certified Public Accountant (the “CPA”) shall have the right, at Tenant’s sole cost and expense, provided that Tenant utilizes a CPA, upon at least thirty (30) days’ prior written notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord’s records pertaining to Operating Expenses for the immediately previous calendar year of the Term. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within three (3) months of commencing such audit. If Tenant fails to complete the audit and present any disputed charges to Landlord within the foregoing three (3) month period, then Tenant shall forfeit any rights to claim a refund, rebate, or return of the Operating Expenses set forth in the statement. If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third Party CPA’s decision, without interest. Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request. Notwithstanding anything herein to the contrary, if such certification by the Third CPA indicates that a refund owing Tenant exceeds the aggregate amount properly payable by Tenant pursuant to the terms of this Lease by five percent (5%) or more, then Landlord shall reimburse Tenant at such time any reasonable out-of-pocket audit expenses.

ARTICLE VIII. Rentable Area. The term Rentable Area as referenced herein refers to the agreed upon square footage for the Premises and the Project as set forth in Section 2.2.

ARTICLE IX. Use.

9.1 Use. Tenant shall at all times use the Premises in accordance with all of the terms and conditions of this Lease (including, but not limited to, the provisions of Section 15) and only for the purpose set forth in Section 2.6; and Tenant shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose. Tenant shall not permit the occupancy of the Premises to exceed 48 persons during the Term.

9.2 Compliance with Law. Tenant shall conduct its business operations and use the Premises and the Common Areas in compliance with all current and future federal, state and local laws and regulations applicable thereto. Tenant shall not use or occupy the Premises or Common Areas in violation of any law, regulation or covenant, condition or restriction applicable thereto, and shall, upon five days’ written notice from Landlord, discontinue any use of the Premises or Common Areas which is unlawful whether or not declared by any governmental authority having jurisdiction to be a violation of law. Tenant shall, at its expense, timely comply with any directive of any governmental authority having jurisdiction which shall impose any duty upon Tenant or Landlord with respect to the Premises, Building or Common Areas as to the use or occupation thereof by Tenant and Tenant’s Agents. Tenant shall not be deemed to be in breach of the foregoing obligation if it has the right to appeal such directive and Tenant prosecutes such appeal in a timely fashion and in a manner that does not impose or threaten to impose any lien, charge or other obligation on Landlord or any portion of the Project. Notwithstanding anything to the contrary in this Section 9.2 or elsewhere in this Lease, Tenant shall not be responsible for (a) any such non-compliance of the Premises existing on the Possession Date, (b) making any alterations to the Premises, except to the extent such alterations pertain to Alterations or are required or triggered by Tenant’s particular use of the Premises (as opposed to general office) or Tenant’s Alterations to the Premises, or (c) any remediation of Hazardous Materials, except to the extent specifically set forth in Section 36 of this Lease.

9.3 Insurance Requirements. The insurance to be carried by Landlord and Tenant pursuant to the provisions of Section 19 shall be consistent with the actual use of the Premises and the Project. If the use of the Premises changes to another use permitted under Section 2.6, such insurance shall, to the extent available, be consistent with such changed use. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering all or a portion of the Project. Tenant shall comply with all reasonable rules, orders, regulations and requirements of the insurers of the Project. Tenant shall promptly, upon demand, reimburse Landlord for 100% of any additional premium charged for any policy by reason of Tenant’s failure to comply with the provisions of this section.

9.4 Key to Premises. Tenant shall make available to Landlord on a 24 hours per day basis keys, combinations and/or card keys to locks to all exterior and mechanical room doors in the Premises for the purpose of emergency access and/or service of the mechanical systems in the Building or the other maintenance and repair required of, or permitted by, Landlord under this Lease. Additionally, if requested by Landlord, or required by a governmental agency, Tenant agrees to provide keys to be maintained in a fire department controlled lock box located on the Premises.

9.5 Load Rating. No equipment weighing in excess of the load which such floor, roof or other structure or portion thereof was designed to carry, or which is allowed by law, shall be placed upon such portion of the Premises.

9.6 Unlawful Purpose. Tenant shall not allow the Premises to be used for unlawful purposes, nor shall Tenant cause, maintain or permit any nuisance or waste in or on the Project.

ARTICLE X. Brokers.

10.1 Tenant’s Representation. Tenant represents, warrants and covenants that, except for its dealings with its exclusive real estate broker, Hughes Marino, and Landlord’s exclusive real estate broker, Cassidy Turley/BRE Commercial, it has had no dealings, and it shall have no dealings, with any real estate broker or agent who will be entitled to a commission in connection with procuring or negotiating this Lease. Tenant knows of no other real estate broker or agent who is or might now or in the future be entitled to a commission in connection with this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any such commission if the same is alleged to be based upon the conduct of Tenant or Tenant’s Agents.

10.2 Landlord’s Representation. Landlord represents and warrants that, except for the brokers identified in Section 10.1, it has had no dealings with any real estate brokers or agent who will be entitled to a commission in connection with this Lease. Except for the brokers identified in Section 10.1, Landlord knows of no real estate broker or agent who is or might now or in the future be entitled to a commission in connection with this Lease. Landlord will pay a brokerage commission to the brokers identified in Section 10.1 pursuant to a separate agreement between Landlord and said brokers. Landlord shall indemnify, defend and hold Tenant harmless from any other commission if the same is alleged to be based upon the conduct of Landlord or Landlord’s Agents.

ARTICLE XI. Holding Over.

11.1 Holding Over With Consent. If Tenant desires to remain in possession of the Premises after the expiration of the Term, Tenant shall give Landlord written notice thereof at least four (4) months prior to the expiration of the Term, which notice shall specify the duration of such time period (the “Holdover Period”); however, the Holdover Period may not exceed six (6) months. If Tenant timely delivers such notice to Landlord, then the Term shall be extended for the Holdover Period upon the same terms and conditions as contained herein, except that the monthly installment of Basic Rent shall be equal to one hundred fifty percent (150%) of the monthly installment of Basic Rent in effect prior to the Holdover Period.

11.2 Holding Over Without Consent. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon all the terms of this Lease applicable to a tenant at sufferance, except that the monthly installments of Basic Rent shall be equal to 200% of the monthly installment of the Basic Rent in effect prior to the expiration or earlier termination of the Term. Tenant shall continue to pay Operating Expenses in accordance with Section 7, and any other amount of Rent due Landlord under this Lease, and such tenancy at sufferance shall be subject to every other covenant and agreement contained herein. Tenant further acknowledges and agrees that in the event of any such holdover without Landlord’s consent, Landlord will suffer significant monetary damages as a result of Landlord’s inability to timely relet the Premises. Such damages may include the loss of rent from a new tenant, damage claims by a new tenant for failure to timely deliver the Premises to the new tenant, overtime and other charges associated with preparing the Premises for occupancy by a new tenant, lost rent as a result of the cancellation of a new lease, legal fees and other costs and expenses. In addition to paying Basic Rent as set forth herein, Tenant also agrees to fully compensate Landlord for any such consequential damages.

11.3 No Renewal. Acceptance by Landlord of Rent after such expiration or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

11.4 No Waiver. The foregoing provisions of this Section 11 are in addition to and do not affect Landlord’s right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

ARTICLE XII. Taxes on Tenant’s Property.

12.1 Payment of Taxes. Tenant shall pay before delinquency all taxes (i) levied against any personal property or trade fixtures in or about the Premises, (ii) assessed as a consequence of any improvements made to the Premises or (iii) levied on this transaction or any document to which Tenant is a party creating or transferring an interest in the Land or the Premises, except Tenant shall not be responsible for Landlord’s income taxes relating to the revenue Landlord receives in connection with this Lease.

12.2 Advance by Landlord. If any such taxes described in Section 12.1 or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Project is increased by the inclusion therein of a value attributable to Tenant’s personal property or trade fixtures or any improvements to the Premises, and if Landlord elects to pay the taxes based upon such increase in assessed value, then Tenant shall, upon receipt of satisfactory evidence of such tax increase, repay to Landlord the taxes so levied against Landlord. Any such payment due Landlord shall be deemed to be Additional Rent.

ARTICLE XIII. Condition of Premises.

13.1 As Is Condition. Landlord shall deliver the Premises with Landlord’s Work (as defined in Section 13.3) completed, but otherwise in its “as-is” condition as of the Possession Date. Tenant accepts the condition of the Premises and the Project in their respective “as is” conditions as of the Possession Date provided Landlord’s Work is completed. Furthermore, Tenant represents and warrants to Landlord that it has carefully inspected every portion of the Premises, including, but not limited to, the Premises Systems (as defined in Section 16.2) and every other system of the Building using qualified professionals, and Tenant assumes all risks with respect to any defects, liabilities or other matters related to or in any way affecting the condition of the Premises on the Possession Date and throughout the Early Possession Period and Term, including, without limitation, (a) latent defects; and (b) all restrictions, obligations, benefits and burdens whatsoever regarding the occupancy or use of the Premises.

13.2 No Representation. Tenant acknowledges that, except as expressly set forth in this Lease, Landlord and Landlord’s Agents (as defined in Section 18.1) have not made any representations or warranties, express or implied, with respect to (i) the condition of the Premises or the Project, (ii) the suitability of the Premises for the conduct of Tenant’s business, (iii) the location, use, design, merchantability, fitness for use for a particular purpose, condition or durability of the Premises or the Project, (iv) the existence of Hazardous Material (as defined in Section 36.7) on or about the Premises or the Project, or (v) the quality of the material or workmanship in the Premises or the Project; and all risks incidental to the Premises shall be borne by Tenant. Except as expressly provided in this Lease, in the event of any defect or deficiency of any nature in the Premises or any fixture or other item constituting a portion thereof, whether patent or latent, Landlord and its agents shall not have any responsibility or liability with respect thereto. The provisions of this section have been negotiated and are intended to be a complete exclusion and negation of all warranties by Landlord, express or implied.

13.3 Landlord’s Work. Notwithstanding anything to the contrary in this Section 13, Landlord shall install new carpeting in all carpeted areas of the Premises, repaint all painted walls of the Premises using Project-standard materials but otherwise in a color acceptable to Tenant, and thoroughly clean the Premises (“Landlord’s Work”). Landlord shall perform and complete Landlord’s Work prior to Landlord’s delivery of the Premises to Tenant.

13.4 Premises Systems. Notwithstanding anything to the contrary in Sections 13.1 and 13.2 or any other provision in this Lease, Landlord shall cause the Premises Systems and all components of the Premises Systems to be in good working order on the Possession Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the one hundred twentieth (120th) day after the Possession Date. In the event Tenant fails to deliver a written claim to Landlord on or before such one hundred twentieth (120th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Section 13.4. Landlord’s obligations under this Section 13.4 shall (i) specifically exclude any obligation to repair any damage caused to the Premises Systems by Tenant or Tenant’s Agents and (ii) be limited to placing the Premises Systems in good working order, and Landlord shall not be liable for any damages by reason of the Premises Systems not being in good working order on the Possession Date.

ARTICLE XIV. Utilities and Services.

14.1 Utilities and Services. Tenant shall enter into contracts directly with suppliers of, and pay directly to such suppliers for, all water, gas, electricity, telephone, trash removal, janitorial and cleaning services and all other utilities and services supplied to the Premises, together with any taxes thereon. To the extent any such services or utilities are not separately metered or supplied to the Premises by the supplier thereof, Tenant shall pay Tenant’s Share of the cost thereof as an Operating Expense unless Landlord elects to install separate meters or measuring devices during the Term in order to determine Tenant’s actual use of such utility or service, in which case Tenant shall pay as an Operating Expense the actual cost of that portion of the utility or service actually used by Tenant. If Landlord reasonably determines from time to time that Tenant’s equitable share of any non-separately metered utilities or services attributable to Tenant or the Premises exceeds Tenant’s Share of such utilities or services, then Landlord shall give written notice thereof to Tenant promptly after Landlord learns of the same, and Tenant shall pay its equitable share of same as reasonably determined by Landlord on or before its due date.

14.2 No Liability. Except to the extent caused by Landlord’s grossly negligent or willful acts or omissions (and in such event, only after written notice to Landlord), Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure of any such utility or service to be furnished to the Premises, whether such failure is caused by blackout by utility provider, reduction in service supply by utility provider, accident, breakage, repairs, civil disturbance, terrorist acts, war, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action or any other reason, including Landlord’s election to have a different service provider provide utility services to the Project or the Premises. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.

14.3 No Increase in Requirements. Tenant shall not, without the prior written consent of Landlord (which may be given or withheld in Landlord’s sole discretion exercised in good faith), use any device in the Premises, including, without limitation, special equipment or machines, which will in any way cause the Premises Systems or Common Building Systems to be used in a manner which exceeds their design capacity. To the extent that Landlord gives consent for such use, Landlord shall either (i) cause any work to be done to the Project or the Premises to allow for the provision of such additional capacity (but Landlord shall not be obligated to cause such work to be done), and Tenant shall pay to Landlord as Additional Rent an amount equal to all costs incurred by Landlord to provide any such excess capacity, which payment shall be made within ten days after Tenant receives written demand therefor, or (ii) allow Tenant to perform any such work to be done subject to the terms and conditions of Section 15.

ARTICLE XV. Alterations.

15.1 No Alterations. Without Landlord’s prior written consent, Tenant shall make no alterations, additions or improvements (collectively, “Alterations”) in or to the Premises, other than Alterations which satisfy each of the following criteria: (i) no structural component of the Building is affected; (ii) none of the Premises Systems or Common Building Systems (as defined in Sections 16.2 and 16.1.2, respectively) is affected; (iii) no exterior portion of the Building is affected; (iv) the total cost of Alterations not approved by Landlord do not exceed $25,000 during any consecutive 12-month period; (v) such Alterations do not reduce the fair rental value or fair market value of the Premises, impair the use of the Premises or any part thereof or reduce the useful life of the Premises or any part thereof; (vi) such Alterations do not impair the use of the Project as a biotech or biomedical research facility; (vii) such Alterations are not visible in any way from the outside of the Building; (viii) such Alterations do not involve the removal of any equipment owned by Landlord unless, in Landlord’s reasonable judgment, such equipment is replaced with equipment of equal or greater value and utility to a biotech and biomedical research facility and (ix) such Alterations do not trigger any legal requirement that would require Landlord to make any alteration or improvement to the Project. Without Landlord’s prior written consent, Tenant shall make no Alterations to the Common Areas or the Building, or install any of Tenant’s equipment thereon. All such Alterations, whether or not requiring Landlord’s consent, shall be made only by licensed and qualified contractors or mechanics. Tenant’s contractor for performing any Alterations which require Landlord’s approval hereunder shall be subject to Landlord’s approval and shall maintain appropriate insurance as approved by Landlord.

15.2 Service Facilities. Tenant agrees that there shall be no construction of partitions or placement of other obstructions which interferes with free access to required exits or mechanical installations or service facilities of the Building (including elevators and loading areas) or interferes with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities. Furthermore, any work by Tenant shall be accomplished in such a manner as to permit any emergency lighting system, emergency alarm system, fire sprinkler system and fire water supply lines to remain fully and properly operable at all times.

15.3 Changes to Exterior. Except as allowed pursuant to Section 15.4 and Section 39, Tenant shall make no changes to the exterior of the Building without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion.

15.4 Signs. No sign, advertisement or notice which is visible outside the Building shall be exhibited, painted or affixed by Tenant on any part of the exterior of the Building without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Tenant shall be entitled to display (i) a sign identifying the name of Tenant on the exterior wall on the north side of the Building and (ii) a sign on each side of the Project’s monument sign. All such signage shall be in compliance with applicable laws and Landlord’s sign criteria for the Project and shall otherwise be subject to Landlord’s approval (which shall not be unreasonably withheld). Such signs shall be installed by Tenant at Tenant’s sole cost, and Tenant shall remove such signs and repair any damage to the Building or monument sign resulting from such installation or removal at the end of the Term at Tenant’s sole cost.

15.5 Compliance with Law. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction over the Project and in full compliance with the rules, orders, directions, regulations and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with complete “as-built” plans showing any changes in the Premises with respect to any work requiring the approval of Landlord pursuant to Section 15.1 or elsewhere under this Lease.

15.6 Prior Notice. Before commencing any work (including work not requiring Landlord’s consent pursuant to Section 15.1), Tenant shall give Landlord at least ten days’ prior written notice of the commencement of such work.

15.7 Property of Landlord. Except as provided in Section 15.4 or in this Section 15.7, unless Landlord elects otherwise, (i) all Alterations attached to or built into the Premises or any other portion of the Project made by either party, including all fixtures, whether paid for by Landlord or Tenant, shall become the property of Landlord upon installation, and (ii) all such Alterations, including all fixtures, shall remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Term. If Landlord elects to have such Alterations, including any fixtures, removed, Tenant shall, prior to the expiration or earlier termination of this Lease, remove such Alterations and shall repair and restore the Premises and the Project to the condition they were in prior to such Alterations, all at Tenant’s sole cost. Any such election by Landlord for such removal, repair and restoration must be express and must be in writing, and must be made by Landlord at the time of consenting to the Alteration. Tenant acknowledges and agrees that Landlord may, in its sole discretion, condition its consent to any proposed Alteration upon Tenant’s agreement to remove, repair and restore as set forth herein. Any repairs or replacements to Landlord’s property, whether paid for by Landlord or Tenant and whether or not an upgrade to Landlord’s property, shall likewise become the property of Landlord upon such repair or replacement and shall not be removed by Tenant.

15.8 Removal. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises and shall restore the Premises to the condition existing prior to the installation of such property; and Tenant shall only be entitled to remove property from the Premises as expressly provided in this Lease. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant.

15.9 Personal Property. All articles of Tenant’s personal property, machinery, equipment and trade fixtures which have not been permanently attached to the Premises and which are not replacements of Landlord’s property, including furniture and movable partitions which are owned by Tenant and installed by Tenant at its own expense in the Premises, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term. If Tenant shall fail to remove all of its effects from the Premises upon the termination of this Lease, then Landlord may, at its option, remove the same in any reasonably prudent manner and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred in such removal and storage or Landlord may, at its option, without notice, sell such property or any of the same, at private sale and without legal process, for such price as Landlord may obtain; and Landlord may apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of such personal property, with any balance of the sales proceeds to be Landlord’s property.

ARTICLE XVI. Repairs and Maintenance.

16.1 Landlord’s Obligation.

(a) Landlord shall repair and maintain the Building foundation, the structural components of the exterior walls and the structural components of the roof of the Building. Landlord’s costs for such repair, replacement and maintenance shall not constitute an Operating Expense.

(b) Except as provided in Section 16.2, Landlord shall repair, maintain and replace (i) the roof membranes, non-structural components of the exterior walls, exterior architectural features, glazing surfaces and the aluminum store front systems of each of the buildings in the Project (the “Building Exteriors”) (ii) all portions of the Common Areas and (iii) all portions of the telecommunication, plumbing, mechanical and electrical supply systems which serve the Common Areas or serve the Premises in common with other premises in the Project (“Common Building Systems”), except to the extent the applicable utility company has assumed such obligations. Landlord’s obligations shall include the entire cost of restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term when necessary to keep the Building Exteriors, the Common Building Systems, the Common Areas and all improvements thereon or a part thereof (other than the Premises, the Premises Systems and the premises of other tenants at the Project) in good order, condition and repair and in compliance with all applicable laws. Landlord’s costs for such repair, replacement, maintenance and improvements under this Section 16.1.2 shall constitute an Operating Expense unless the need for such repair, replacement, maintenance and/or improvements was caused by any negligent or intentional act or omission of Tenant (or Tenant’s Agents) or the use or alteration of the Premises by Tenant (or Tenant’s Agents), in which case Tenant shall pay to Landlord on demand the cost of such repair, replacement, maintenance or improvement as Additional Rent.

(c) Landlord shall have the right, in Landlord’s discretion, from time to time and upon at least 24 hours prior notice to Tenant (except no notice will be required in the event of an emergency or with respect to regularly scheduled services), to enter the Premises for the purposes of performing any repair, replacement or maintenance required of Landlord under this Lease.

16.2 Tenant’s Obligation. Except for Landlord’s obligations pursuant to Section 16.1, Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof, together with all portions of the HVAC, electrical, mechanical and plumbing systems from the point that such system solely serves the Premises and all portions of all fume hoods and other exhaust systems (all such systems collectively being referred to as the “Premises Systems”), in good order, condition and repair. Subject to Section 16.6, Tenant’s obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in good order, condition and repair and in compliance with all applicable laws. Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located therein or the equipment therein, or the Premises Systems whether structural or nonstructural, all of which obligations are intended to be the expense of Tenant (whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the Term). Tenant’s maintenance of the Premises Systems shall comply with the manufacturers’ recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts (in forms satisfactory to Landlord in its reasonable discretion) for the Premises Systems in accordance with the manufacturers’ recommended operating and maintenance procedures. Such maintenance contracts shall be with reputable contractors, satisfactory to Landlord in its reasonable discretion, who shall have not less than five (5) years of experience in maintaining such systems in biotechnical facilities. Except as set forth in Section 9.2 and for Landlord’s obligations in Section 16.1, Tenant shall be solely responsible for the cost of all improvements or alterations to the Premises or the Premises Systems required in order for the same to comply with all applicable laws now or hereafter in effect. Tenant shall, upon the expiration or sooner termination of the Term, surrender to Landlord the Premises and the Premises Systems in good order, condition and repair.

16.3 Landlord’s Right to Repair and Maintain the Premises. If Landlord determines, in its reasonable discretion that Tenant is not adequately maintaining the Premises Systems (or any part thereof) or any portion of the Premises pursuant to Section 16.2, Landlord may contract to maintain such system at Tenant’s sole cost after providing to Tenant 30 days prior written notice and Tenant’s failure to address Landlord’s concern regarding such maintenance by the expiration of such 30 day period.

16.4 No Liability. Landlord shall not be liable for any failure to make any repairs or replacements or to perform any maintenance which is an obligation of Landlord unless such failure is not cured within the time period specified in Section 26.2. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives any rights under sections 1941, 1942 and 1932(1) of the California Civil Code or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord’s expense or terminate this Lease.

16.5 Damage or Destruction. Notwithstanding any of the foregoing, in the event of fire, earthquake, flood, terrorist act, war or similar cause of damage or destruction, this

Section 16 shall not be applicable and the provisions of Section 20 entitled “Damage or Destruction” shall apply and control.

16.6 Landlord’s Replacement of Primary Premises Systems. If (i) a Primary Premises System (as defined below) or any major component of a Primary Premises System needs to be replaced because repair is no longer economical or feasible, (ii) the need for such replacement is not due to Tenant’s failure to perform good maintenance and repair practices in accordance with Section 16.2 above, (iii) the cost of the replacement will exceed $20,000 and (iv) the useful life of the replaced item will extend beyond the Term (including the Extended Term, if applicable), then Landlord will perform the replacement of such Primary Premises System or major component of such Primary Premises System. Commencing on the first day of the month following the completion of such replacement and continuing thereafter on the first day of each month during the Term (including the Extended Term, if applicable), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement, together with interest on the unamortized balance at Bank of America’s “reference rate.” A “Primary Premises System” means the Building’s HVAC, electrical and plumbing systems, excluding the deionized water system and any Alterations. For purposes of this Section 16.6, the useful life of a replaced item shall be a time period that Landlord depreciates such item for federal income tax purposes.

ARTICLE XVII. Liens.

17.1 No Liens. Tenant shall keep the Project free from any liens arising out of work performed, materials furnished and obligations incurred by or for Tenant or Tenant’s Agents. Tenant covenants and agrees that any mechanic’s lien filed against the Project for work claimed to have been by or for, or materials claimed to have been furnished to, Tenant or Tenant’s Agents, will be discharged by Tenant, by bond or otherwise, within 30 days after the filing thereof, at the sole cost and expense of Tenant.

17.2 Advance by Landlord. Should Tenant fail to discharge any such lien, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and the cost thereof shall be immediately due from Tenant as Additional Rent.

17.3 Financing Statements. In the event Tenant shall lease or finance the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business and which may be removed by Tenant upon the termination of this Lease as provided herein, Tenant warrants that any Uniform Commercial Code Financing Statement identifying Tenant as the debtor will, upon its face or by exhibit thereto, indicate that the collateral for such Financing Statement is located within the Premises and will clearly itemize/identify the same. In no event shall the address or other description of the Land or the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property therein. Each such Financing Statement shall be subject to the reasonable prior written approval of Landlord. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord, including any lien against equipment which may not be removed by Tenant under this Lease, Tenant shall, within ten days after filing such Financing Statement, cause (i) copies of the Security Agreement or other documents to which the Financing Statement pertains to be furnished to Landlord to show that such lien is not applicable to Landlord’s interest, and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord. Landlord shall execute such documents as are reasonably required by Tenant or Tenant’s lenders or equipment lessors provided the same do not in any way alter the rights of Landlord under this Lease and are otherwise reasonably acceptable to Landlord.

ARTICLE XVIII. Indemnification and Exculpation.

18.1 Indemnification by Tenant. Tenant agrees to indemnify Landlord and its lenders, partners, members, shareholders, directors, officers, managers, agents and employees (collectively “Landlord’s Agents”) against, and to defend and save them harmless from, all demands, liability, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable professional fees, including, without limitation, fees for attorneys, architects, engineers, and environmental consultants) (collectively, “Claims”), arising out of Tenant’s failure to fully perform under this Lease or for death of, or injury to, any person or damage to property, including any injury to any other tenant(s) of the Project or the property of such tenant(s) occurring in, upon or about the Premises, the Common Areas or any other portion of the Project, to the extent (i) arising from or out of Tenant’s or its agents’, contractors’, employees’, servants’, subtenants’ and invitees’(“Tenant’s Agents”) use and/or occupancy of the Premises, the Common Areas or any other portion of the Project, or (ii) arising from or out of any act or omission of Tenant or Tenant’s Agents. The obligations of Tenant under this Section 18.1 shall survive the expiration or earlier termination of this Lease.

18.2 No Liability of Landlord; Assumption of Risk. Except to the extent caused by Landlord’s grossly negligent or willful acts or omissions (but subject to Section 19.5), (i) Landlord shall not be liable to Tenant or any other party, and Tenant assumes all risk of injury or damage to Tenant, Tenant’s Agents and their respective property (whether tangible or intangible) arising from any cause whatsoever, including, without limitation, any defect or malfunction of any portion of the Project, and (ii) Tenant waives all claims with respect thereto. Furthermore, and notwithstanding anything herein to the contrary, in no event will (i) Landlord be liable to Tenant for consequential damages, including, without limitation, claims for injury to Tenant’s business or loss of income, and Tenant waives all claims with respect thereto, and (ii) Landlord be liable to Tenant or any other party, and Tenant assumes all risk of damage to Tenant, Tenant’s Agents and any of their respective property (whether tangible or intangible), as a result of any actions of any other person.

18.3 Security Devices. Landlord has no obligation to provide any security device, system or service at the Premises or Project. If Landlord elects to provide a security device system or service, Tenant acknowledges that the same may not prevent theft or other criminal acts. Tenant agrees that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties. The risk of criminal acts is assumed by Tenant. Tenant shall, at Tenant’s cost, obtain applicable insurance coverages to the extent Tenant desires protection against such criminal acts.

ARTICLE XIX. Insurance - Waiver of Subrogation.

19.1 Landlord’s Insurance. Landlord shall carry property insurance upon the Project, in an amount equal to the estimated full replacement cost (except for flood, earthquake, mold, terrorist acts or Hazardous Material insurance coverage and without reference to depreciation taken by Landlord upon its books or tax returns), or such greater insurance Landlord’s mortgage lender requires Landlord to maintain. Such insurance shall provide protection against any peril generally included within the classification “All Risk” or “Special Causes of Loss,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord shall also obtain rental loss insurance for a period of up to two years. Landlord, subject to availability thereof, may further insure, as Landlord or its lender deems appropriate, against flood, earthquake, mold, terrorist acts, loss and/or failure of building equipment, environmental and/or Hazardous Material risks, worker’s compensation insurance and fidelity bonds for employees employed to perform services. Landlord shall also obtain and keep in force during the Term a policy of combined single limit bodily injury and property damage insurance in an amount satisfactory to Landlord in its sole discretion insuring Landlord, but not Tenant, against any liability arising out of the ownership, use, occupancy or maintenance of the Project in an amount determined by Landlord in its sole discretion. The cost of all such insurance (including the cost of flood, earthquake, terrorist acts, environmental and/or Hazardous Material coverage) shall be an Operating Expense which shall be reimbursed by Tenant as Additional Rent.

19.2 Tenant’s Insurance. Tenant, at its own cost, shall procure and continue in effect, from the Possession Date, and continuing throughout the Early Possession Period and Term and thereafter until Tenant has fully and finally surrendered the Premises to Landlord, commercial general liability insurance with limits of not less than $2,000,000 per occurrence for death, personal injury and property damage, Hazardous Material insurance in an amount not less than $2,000,000 per occurrence, insurance on all of its personal property in an amount not less than the full replacement value thereof and business interruption insurance (other than for loss of rents) in amounts adequate to provide indemnification for no less than six months of continuing expenses. The deductible amounts of such policy of insurance shall not exceed $25,000. All such policies shall be written on an “occurrence” and not a “claims made” basis, and shall include specific coverage of contractual liability, and severability of interests and cross liability endorsements.

19.3 Additional Insureds. The aforesaid insurance required of Tenant shall name as additional insureds Landlord, Landlord’s partners, members or managers and Landlord’s property manager, lender, agents and representatives for the Project. Such insurance shall be with companies having a policyholder rating of not less than A and financial category rating of Class IX in “Best’s Insurance Guide.” Tenant shall cause any insurance companies issuing policies to Tenant to furnish certificates evidencing such coverage to Landlord. No such policies shall be cancelable or materially changed except after 30 days’ prior written notice to Landlord from the insurer. All such policies shall be written as primary policies and not contributing with coverage which Landlord may carry. Any of Tenant’s policies may be in the nature of a “blanket policy” which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 20 days prior to the expiration of any such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and charge Tenant the premiums for any such policies, together with a 20% handling charge, payable upon demand.

19.4 Fixtures and Other Items. Except to the extent caused by the grossly negligent or willful acts or omissions of Landlord (but subject to Section 19.5), Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and personal property of any kind.

19.5 Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty is incurred by either Landlord or Tenant or by anyone claiming by, through or under Landlord or Tenant in connection with the Project, and (b) such party is covered in whole or in part by property and/or business interruption insurance (or would have been covered but for such party’s failure to maintain the coverage required in this Section 19) with respect to such loss, cost, damage or expense, then the party so insured (or so required) hereby waives and releases (on its own behalf and on behalf of its insurer) any claims that it may have against the other party on account of such loss, cost, damage or expense. All insurance which is carried by either party to insure against damage or loss to property or business income shall include provisions denying to each respective insurer rights of subrogation and recovery against the other party.

19.6 Increases in Insurance. At reasonable times, Landlord may require insurance policy limits to be raised to conform with reasonable requirements of Landlord’s lender or to raise coverage limits to commercially reasonable levels; provided, however, that Landlord may, in any event, require insurance policy limits to be increased in proportion to any increase in the Consumer Price Index (All Urban Consumers – U.S. City Average – 1982-84=100) from the date of this Lease to the date of the requested adjustments.

ARTICLE XX. Damage or Destruction.

20.1 Partial Insured Destruction. In the event of any partial damage to, or partial destruction of, the Premises by fire or other perils covered by the insurance required to be carried by Landlord pursuant to Section 19.1, not exceeding 25% of the full insurable value of the Premises, and if the damage thereto is such that Landlord estimates that the Premises may be repaired, reconstructed or restored within a period of 270 days from the date of the happening of such casualty, and further provided that any mortgagee of the Project permits the proceeds of such insurance to be used for such work and the amount of insurance proceeds is sufficient to pay for such work, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect, provided, however, if such repair, reconstruction and restoration takes longer than 12 months from the date of such casualty, Tenant may, upon written notice to Landlord delivered within 30 days of the end of such 12-month period, terminate this Lease effective as of the date of such notice and Landlord shall have no liability therefor.

20.2 Other Destruction. In the event of any damage to, or destruction of, the Premises other than as provided in Section 20.1, then Landlord may, at its option, elect to repair, reconstruct and restore the Premises, in which case this Lease shall continue in full force and effect, provided, however, if such repair, reconstruction and restoration takes longer than 12 months from the date of such casualty, Tenant may, upon written notice to Landlord delivered within 30 days of the end of such 12-month period, terminate this Lease effective as of the date of such notice and Landlord shall have no liability therefor. If Landlord elects not to repair, reconstruct and restore the Premises, then this Lease shall terminate as of the date of destruction. In the event that any uninsured damage to or destruction of the Building is caused by the negligent or willful acts of Tenant or Tenant’s Agents, Tenant shall pay (i) the cost of such repair, reconstruction and restoration, if Landlord so elects to repair, reconstruct and restore or (ii) if Landlord does not elect to repair, reconstruct and restore, the amount that Landlord would have incurred had Landlord elected to repair, reconstruct or restore.

20.3 Substantial Damage to Project. In the event of any material damage to or destruction of the Project, regardless of whether the Premises are affected, Landlord may elect to terminate this Lease if Landlord elects to terminate the leases of all other premises in the Project that are affected by such damage or destruction.

20.4 Election Not to Repair. If Landlord elects not to repair, reconstruct or restore the Premises or any other part of the Project, Landlord promptly shall give written notice to Tenant of such election, but in no event shall such notice be given later than 90 days after the date of damage or destruction.

20.5 Release. Upon any termination of this Lease under any of the provisions of this Section 20, the parties each shall be released thereby without further obligation to the other from the date of damage or destruction, except for any liabilities or obligations (i) theretofore incurred or arising from matters which have theretofore occurred (including any liability related to the damage or destruction) or (ii) that are expressly provided herein to survive the termination of this Lease.

20.6 Abatement of Rent. If the Premises are damaged or destroyed by other than Tenant or Tenant’s Agent’s willful misconduct, then Rent shall be temporarily abated proportionately to the degree that the Premises are rendered untenable as a result of the damage or destruction, but only to the extent of rental loss insurance received by Landlord. Tenant shall not be entitled to any compensation or damages from Landlord occasioned by any such damage, repair, reconstruction or restoration.

20.7 Tenant’s Property. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to repair or restore only those portions of the Premises which were originally provided at Landlord’s expense and only to the extent insurance proceeds are available to pay the costs to repair or restore. The repair and restoration of Tenant’s personal property and all Alterations shall be the obligation of Tenant.

20.8 Damage at End of Term. Notwithstanding anything to the contrary contained in this Section 20, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 20 occurs during the last 24 months of the Term if such damage exceeds 10% of the replacement cost of the Premises. In the event Landlord elects not to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 20 occurs during the last 24 months of the Term, Tenant may, by written notice delivered to Landlord within 30 days after receipt by Tenant of Landlord’s notice of its election not to repair, reconstruct or restore the Premises, elect to terminate this Lease.

ARTICLE XXI. Eminent Domain.

21.1 Taking. In the event the whole of the Premises, or such critical and essential parts thereof as shall deprive Tenant of the usefulness of the Premises, be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority.

21.2 Restoration. Upon any taking, if this Lease is not terminated pursuant to Section 21.1, then Landlord promptly shall proceed to restore the Premises to substantially their same condition, to the extent reasonably possible, prior to such partial taking, but Landlord shall have no obligation to incur costs over the amount of any condemnation award received by

Landlord and allocable to the Premises. Basic Rent shall be abated proportionately based on the percentage of the rental value of the Premises after such taking as compared to the rental value of the Premises prior to such taking.

21.3 Award. Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant’s personal property installed at Tenant’s expense and for costs of Tenant moving to a new location. All other compensation awarded for such taking shall belong to Landlord.

ARTICLE XXII. Defaults and Remedies.

22.1 Late Charge. Late payment by Tenant to Landlord of Rent or other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, attorneys’ charges, late payment charges on a mortgage, and so forth. In the event that Tenant shall fail to pay Rent or any other sums owing under this Lease when due and such failure continues for five (5) days after written notice from Landlord to Tenant, or if for a second or subsequent time in any calendar year Tenant fails to pay any Rent or any other sums owing under this Lease when due, Tenant shall pay to Landlord a service charge in an amount equal to 5% of such amount not paid when due which Landlord and Tenant agree is not a penalty but is a reasonable estimate of the expenses Landlord may incur as a result of such late payment. In the event of any late payment of Rent or other sums due under this Lease, in addition to the foregoing service charge, the amount unpaid shall bear interest at the higher of (i) Bank of America’s “reference rate” plus 6% per annum, or (ii) 12% per annum, but in no event shall such interest exceed the maximum rate allowed by law. Such interest shall be calculated from the date such amount was due and payable until the same shall have been fully paid. Further, if Landlord incurs any reasonable attorneys’ fees in excess of $250 with respect to all Defaults in any calendar year, then Tenant shall pay as an additional late charge the sum of all such reasonable attorneys’ fees in excess of $250. Except as otherwise expressly provided for in this Section 22.1, the foregoing late payment charges and interest shall accrue without the need for Landlord to give Tenant any reminder notice or Default notice as to the unpaid amount owing. Payment of the foregoing amounts shall not excuse or cure Tenant’s Default.

22.2 No Waiver. No payment by Tenant or receipt by Landlord of a lesser amount than that due shall be deemed to be other than on account of the amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and Tenant shall have the right to institute suit for recovery of the payment paid under protest.

22.3 Performance by Landlord. If Tenant fails to perform any act on its part to be performed under this Lease, Landlord may, without waiving or releasing Tenant from any obligations of Tenant or waiving any Default hereunder, perform such act on behalf of Tenant after providing Tenant notice of Landlord’s intent to perform such act and a reasonable opportunity under the circumstances for Tenant to perform (or such other period of time as may be expressly set forth elsewhere in this Lease); provided, however, no such notice shall be necessary in the event of an emergency.

22.4 Events of Default. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) The failure by Tenant to make any payment of Rent when due, and such failure shall not have been cured within five (5) days after written notice thereof from Landlord (such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure);

(b) Failure by Tenant to keep and perform any term, covenant, condition or obligation under the second sentence of Section 17.1, Sections 19, 23, 27 or 33 as and when such performance is due;

(c) The failure by Tenant to observe or perform any obligation under this Lease other than described in Sections 22.4.1 and 22.4.2, to be performed by Tenant where such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure; provided that, if the nature of Tenant’s failure is such that it reasonably requires more than 30 days to cure, then such failure shall not be a Default if Tenant shall commence such cure within such 30-day period and thereafter diligently prosecute the same to completion within 90 days of such written notice;

(d) Tenant files a voluntary petition under any chapter of the Bankruptcy Code;

(e) Tenant makes a voluntary assignment for the benefit of creditors;

(f) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant’s assets, or any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code, and such petition or receiver, trustee or custodian is not dismissed within 30 days; or

(g) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within 30 days of the action.

Notices given under this section shall specify the alleged default. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

22.5 Remedies. In the event of a Default and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have at law or in equity, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, including:

(a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease, leasing commissions and marketing expenses, tenant improvement costs, building modifications, operating expenses, and obligations incurred or anticipated to be incurred by Landlord in re-leasing of the Premises; plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 22.5.1 and 22.5.2, “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 22.1. As used in Section 22.5.3, the “worth at the time of award” shall be computed by determining the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

In addition to any of the foregoing, Landlord shall also have the remedy described in Section 1951.4 of the California Civil Code (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Tenant hereby expressly agrees that the sublet or assignment terms and conditions of this Lease are reasonable.

22.6 Non-Exclusive. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be non-exclusive and cumulative. Landlord shall have the right to pursue any or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any Default hereunder shall be implied from the acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such Default if such Default persists or is repeated, and no express waiver shall affect Defaults other than as specified in such waiver.

22.7 No Relief. Termination of this Lease or Tenant’s right to possession by Landlord shall not relieve Tenant from any liability to Landlord (a) which has theretofore accrued or shall arise based upon events which occurred prior to the later of (i) the date of Lease termination, or (ii) the date possession of Premises is surrendered to Landlord or (b) with respect to obligations that expressly survive termination.

ARTICLE XXIII. Assignment or Subletting.

23.1 Assignment or Subletting. Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, assign, sell, hypothecate or otherwise transfer this Lease, or sublease the Premises or any part hereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant’s employees (each of the foregoing collectively referred to as a “Transfer”), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. A transfer of more than 50% of the equity ownership of Tenant (an “Equity Transfer”) during any two-year period to a party (or to an affiliated group of parties) (an “Equity Transferee”) shall be subject to the provisions of Sections 23.2, 23.3, 23.7 and 23.8 as if the Equity Transfer were a Transfer; provided, however, this provision shall not be applicable if such Equity Transfer occurred on a nationally recognized public stock exchange.

23.2 Notice. In the event Tenant desires to Transfer this Lease or the Premises, or part thereof, then at least 20 days, but not more than 90 days, prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall give Landlord written notice (the “Transfer Notice”) which shall set forth the name, address and business of the proposed transferee, information (including references) concerning the character of the proposed transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed transferee, the consideration and all other material terms and conditions of the proposed assignment or sublease, and a copy of the sublease or assignment documents, all in such detail as Landlord shall reasonably require. Additionally, Tenant shall furnish to Landlord a copy of the financial statements for the most recently past fiscal year (which have been audited, if available) of Tenant, the proposed transferee and any proposed guarantor associated therewith. All unaudited financial statements shall be certified by the chief financial officer of each such entity as being true and correct. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable attorneys’ fees incurred by Landlord, within thirty (30) days after written request by Landlord.

23.3 Approval.

(a) Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to a Transfer, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances: (i) in Landlord’s sole but good-faith judgment, the use of the Premises by the proposed transferee would (a) entail any Alterations that are not acceptable to Landlord, (b) violate any applicable law or (c) not be compatible with the businesses of the then-existing tenants of the Project; (ii) the financial condition of the proposed transferee does not meet the credit standards applied by Landlord for other tenants with comparable terms or is inadequate to support all of the financial and other obligations of Tenant under this Lease; (iii) the Premises, or the relevant part thereof, will be used in a manner that will violate any covenant or negative covenant as to use contained in any other lease or agreement to which Landlord is bound; (iv) Landlord has experienced previous defaults by or is (or has been) in litigation with the proposed transferee; (v) Landlord has not received assurances acceptable to Landlord in its sole discretion that all past due amounts owing from Tenant to Landlord, if any, will be paid and all defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Transfer; or (vi) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subpremises or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises. Furthermore, in the case of a proposed Equity Transfer, Landlord may condition its consent thereto upon the Equity Transferee executing and delivering to Landlord a guaranty of this Lease, in form and substance reasonably acceptable to Landlord. Landlord may also withhold consent pursuant to the terms of Sections 36.3 and/or 38.1.

(b) In the event Landlord’s withholding of consent to a proposed Transfer is found to be unreasonable by any court of competent jurisdiction, Tenant’s sole remedy shall be to have the proposed Transfer declared valid as if Landlord’s consent had been given, and Tenant waives all other remedies, including, without limitation, any right to terminate this Lease or obtain damages from Landlord pursuant to California Civil Code Section 1995.310.

23.4 Excess Rent. In the event of a Transfer, Tenant shall be allowed to retain all sums and other consideration of any kind (e.g., stock warrants or any equitable ownership interest of any kind, including, without limitation, stock options, convertible debentures and the like) received by Tenant as a result of such Transfer (whether such sums are designated as rent of the Premises, payment for use of Tenant’s personal property or for any other reason) in excess of the Rent to be paid by Tenant to Landlord for such portion of the Premises subject to the Transfer.

23.5 Landlord’s Option. In the event that, following any proposed Transfer, Tenant and its Permitted Affiliates (as defined in Section 23.6) do not or will not occupy at least twenty-five percent (25%) of the rentable square footage of the Premises, Landlord shall have the option, by giving written notice (“Recapture Notice”) to Tenant within 20 days after receipt of any Transfer Notice, to recapture the Premises. Such recapture shall cancel and terminate this Lease as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. However, if Landlord delivers to Tenant a Recapture Notice, Tenant may, within ten days after Tenant’s receipt of the Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect. Tenant’s failure to so notify Landlord in writing within such ten-day period shall be deemed to constitute Tenant’s election to allow the Recapture Notice to be effective. If Landlord declines, or fails to timely elect to recapture the Premises under this Section 23.5, then, provided Landlord has consented to the proposed Transfer with respect to any Transfer which such consent is required, Tenant shall be entitled to proceed with such Transfer to the proposed transferee, subject to the provisions of this Section 23.

23.6 Permitted Affiliates. Notwithstanding anything contained in this Lease to the contrary, any Transfer to a Permitted Affiliate (as defined below) of Tenant shall not be subject to (i) any requirement of obtaining Landlord’s consent thereto under this Section 23, and (ii) Landlord’s right to recapture the Premises under Section 23.5, provided that (a) any such Permitted Affiliate was not formed as a subterfuge to avoid the obligations of this Section 23; (b) Tenant gives Landlord at least ten days’ prior written notice of any such Transfer to a Permitted Affiliate; (c) such Permitted Affiliate shall have, as of the effective date of any such Transfer, a tangible net worth (i.e., excluding goodwill, patents, trademarks, organization costs and other intangible assets), computed in accordance with generally accepted accounting principles consistently applied (“GAAP”), that is sufficient to meet the obligations of Tenant under this Lease and is equal to or greater than the tangible net worth of Tenant and all guarantors (if any) as of the date of this Lease; (d) any such Transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and such Permitted Affiliate shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such Transfer, all the obligations of Tenant under this Lease (or, in connection with a Transfer of less than the entire Premises, all the obligations of Tenant under this Lease with respect to the portion of the Premises which is the subject of such Transfer), other than the amount of Basic Rent payable by Tenant with respect to a subletting; (e) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease; (f) none of the circumstances described in clauses (ii), (iv), (v), (vii) or (viii) of Section 23.3.1 exist and (g) no circumstance exists under Section 36.3 or 38.1 that would permit Landlord to withhold its consent to a Transfer. As used in this Section 23, “Permitted Affiliate” shall mean any person, corporation or other entity which is controlled by, controls, or in common control with Tenant. “Control,” as used in this Section 23, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

23.7 Transfer Void. Any Transfer that is not in compliance with the provisions of this Section 23 shall be void, and shall, at the option of Landlord, be a Default under this Lease.

23.8 Further Assignment. The consent by Landlord to a Transfer shall not relieve Tenant or any transferee from obtaining the consent of Landlord to any further Transfer nor from the other provisions of this Section 23. Landlord may consent to any subsequent Transfer, or any amendment to or modification of this Lease with a transferee, without notifying Tenant, any successor of Tenant or any guarantor, and without obtaining its or their consent thereto, and such action shall not relieve Tenant, any successor of Tenant or any guarantor of any liability under this Lease.

23.9 Security. If Tenant shall sublet the Premises, or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent from the sublessee subject to the obligations of Section 23.4.

23.10 No Waiver. Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due, hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant hereunder. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises.

23.11 Hazardous Material Test. Upon the commencement and termination of any assignment or sublease, the assignee or subtenant and Tenant shall provide to Landlord the report and certification required pursuant to Section 36.5 and shall otherwise comply with the provisions of Section 36.5 for the premises assigned or sublet.

23.12 Assumption. Any proposed assignee shall execute and deliver to Landlord an assumption of this Lease in form and content acceptable to Landlord. Tenant shall not be released thereby, and shall, at Landlord’s request, execute a guaranty of all of its obligations under this Lease in form and substance reasonably acceptable to Landlord. Any sublessee shall execute, acknowledge and deliver to Landlord an agreement, in form and content acceptable to Landlord, pursuant to which the sublessee agrees to be bound by all of the covenants and agreements of this Lease and to attorn to Landlord upon the termination of this Lease, if requested to do so by Landlord.

ARTICLE XXIV. Attorneys’ Fees.

24.1 Attorneys’ Fees. If either party hereto becomes a party to any litigation with any person or entity which is not a party to this Lease concerning this Lease (including any bankruptcy proceeding), the Premises, or the Project, by reason of any act or omission of the other party to this Lease or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees and court costs incurred by it in the litigation.

24.2 Action; No Jury Trial. If either party hereto commences an action against the other party arising out of or in connection with this Lease, including any proceeding in bankruptcy or any arbitration proceeding, the parties hereto agree to and hereby do waive any right to a trial by jury to the extent permitted by law, and in the event of any such commencement of an action, the most prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and costs of suit or arbitration.

ARTICLE XXV. Bankruptcy. In the event a debtor, trustee or debtor-in-possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any Default of Tenant under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (i) a Default will be cured, (ii) Landlord will be compensated for its damages arising from any Default of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by Landlord:

25.1 Those acts specified in the Bankruptcy Code or other laws as included within the meaning of adequate assurance, even if this Lease does not concern a facility described in such laws;

25.2 A prompt cash payment to compensate Landlord for any monetary breaches or damages arising from a breach of this Lease;

25.3 A cash deposit in an amount reasonable under the circumstances for similar properties in the UTC, Torrey Pines and Sorrento Mesa/Valley areas of San Diego used for similar purposes by tenants with a similar credit rating;

25.4 The creditworthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord’s customary and usual creditworthiness requirements and desirability standards in effect at the time of the assumption or assignment; and

25.5 The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

ARTICLE XXVI. Landlord.

26.1 Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord’s title or leasehold, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant, and such transfer, or a subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

26.2 Right to Cure. Landlord shall not be in default hereunder unless Landlord fails to perform an obligation required of Landlord within 30 days after written notice by Tenant specifically identifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Should Landlord be in default under this Lease, Tenant may, except as otherwise provided in this Lease, exercise all rights and remedies available at law or in equity; provided, however, Tenant may not terminate this Lease or obtain consequential damages from Landlord.

26.3 Lender’s Right to Cure. In the event of any default on the part of Landlord, Tenant shall give notice, by registered or certified mail, at any address provided to Tenant, to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building,

Premises or Project whose address shall have been furnished to Tenant and Tenant shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, not to exceed Landlord’s cure period plus 30 days, prior to exercising any remedies against Landlord.

ARTICLE XXVII. Estoppel Certificate. From time to time as reasonably requested by Landlord, Tenant shall, within ten business days of written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing substantially in the form attached to this Lease as Exhibit D with the blanks filled in, or on any other form requested by Landlord or a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured Defaults on the part of Landlord hereunder or specifying such Defaults if any are claimed, and (iii) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project.

ARTICLE XXVIII. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant:

28.1 Each of them is jointly and severally liable for the keeping, observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and

28.2 The term “Tenant” shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to or the signature of any one or more of them, with respect to this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

ARTICLE XXIX. Limitation of Landlord’s Liability.

29.1 Limitation. If Landlord and/or Tenant is a limited partnership, the limited partners of such partnership shall not be personally liable and no limited partner of such party shall be sued individually or named individually as a party in any suit or action or service of process be made against any limited partner of such party. If Landlord and/or Tenant is a corporation or limited liability company, the shareholders, members, directors, officers, managers, employees and/or agents of such entity shall not be personally liable and no shareholder, member, director, officer, manager, employee or agent of such party shall be sued or named as a party in any suit or action or service of process be made against any shareholder, member, director, officer, officer, manager, employee or agent of such party. No limited partner, shareholder, member, director, employee or agent of Landlord or Tenant shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any limited partner, shareholder, member, director, officer, manager, employee or agent of Landlord or Tenant.

29.2 Limited Recourse. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Law to the contrary, the liability of Landlord hereunder (including any successor Landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project and the proceeds therefrom.

29.3 Applicability. Each of the covenants and agreements of this Section 29 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

ARTICLE XXX. Landlord’s Rights.

30.1 Premises Control by Landlord. Landlord reserves full control over the Building, the Premises and the Project to the extent not inconsistent with the terms of this Lease and Tenant’s quiet enjoyment and use of the Premises. This reservation includes but is not limited to right of Landlord to grant easements and licenses to others and the right to maintain or establish ownership of any portion of the Project or the Building separate from fee title to the Land, provided any grant of an easement by Landlord does not interfere with Tenant’s quiet enjoyment and use of the Premises, except to the extent the grant of any such easement is approved by Tenant, required by law, or permitted pursuant to the terms of this Lease. Landlord also reserves the right, in Landlord’s reasonable discretion but at its cost, to make improvements from time to time to the Building (e.g., installation of undersink acid neutralization systems) but Landlord shall be under no obligation to make any such improvements.

30.2 Right to Inspect. Landlord may from time to time at reasonable times and upon reasonable prior notice of at least 24 hours to Tenant (except no notice will be required in an emergency) enter upon the Premises and the Project to inspect the same and to confirm Tenant’s compliance with the terms of this Lease. During the last 9 months of the Term, Landlord may from time to time at reasonable times and upon reasonable notice to Tenant enter upon the Premises and the Project for the purposes of showing the same to potential new lessees. In the event that Landlord proposes to sell or finance the Project or any portion thereof, Landlord may also from time to time at reasonable times and upon reasonable notice to Tenant enter upon the Premises and the Project for the purposes of showing the same to prospective purchasers or lenders.

ARTICLE XXXI. Quiet Enjoyment. So long as there is no uncured Default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant’s occupancy of the Premises, except as permitted by the provisions of this Lease.

ARTICLE XXXII. Quitclaim Deed. Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately upon Landlord’s request, a quitclaim deed to the Premises or other document in recordable form suitable to evidence of record termination of this Lease.

ARTICLE XXXIII. Subordination and Attornment.

33.1 Subordination. This Lease shall be subject and subordinate to the lien of any mortgage or deed of trust encumbering Landlord’s interest in the Premises or the Project or any lease in which Landlord is the tenant, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided Tenant must receive from the holder of such lien a non-disturbance agreement in the form attached hereto as Exhibit E or otherwise in form and substance reasonably acceptable to Tenant in consideration of, and as a condition precedent to, Tenant agreeing to subordinate this Lease to such lien in accordance with this Section 33.1.

33.2 Additional Instruments. Tenant shall execute and deliver within ten days of demand a subordination agreement in the form attached as Exhibit E or such other instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgages, deeds of trust or leases as may reasonably be required by Landlord; provided such instrument provides for the non-disturbance protection provided for in Section 33.1. However, if any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage or deed of trust upon or including the Premises, regardless of date, and Tenant shall execute and deliver within ten days of demand a statement in writing to such effect at Landlord’s request.

33.3 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, Tenant shall, at the election of purchaser at such foreclosure or sale, attorn to such purchaser and recognize such purchaser as Landlord under this Lease. Tenant shall execute and deliver within ten days of demand such instrument or instruments evidencing such agreement to attorn as may reasonably be required by Landlord.

33.4 Amendment. If Landlord obtains a loan commitment from a lender for the financing or refinancing of the Premises and/or the Project, and such loan commitment requires some amendment(s) to this Lease, then Tenant shall cooperate with Landlord in executing such amendment(s), so long as the amendment(s) do not materially adversely affect any of the material rights or obligations of Tenant under this Lease.

ARTICLE XXXIV. Surrender.

34.1 No Release. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

34.2 Assignment. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

34.3 No Merger. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Premises, or a mutual cancellation thereof or of Landlord’s interest therein, shall not work a merger and shall, at the option of the successor of Landlord’s interest in the Land, Building or Premises, operate as an assignment of this Lease.

ARTICLE XXXV. Waiver and Modification. No provision of this Lease may be modified, amended or added to except by an agreement in writing executed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

ARTICLE XXXVI. Hazardous Material.

36.1 Prohibition/Compliance.

(a) Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any Hazardous Material (“Hazardous Materials Laws”). Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Project in a manner or for a purpose (i) prohibited by Hazardous Materials Laws, or (ii) inconsistent with good biotechnology industry practices. Further, Tenant shall not cause or permit transuranic waste or spent nuclear fuel to be brought upon, or kept or used in or about the Premises or the Project. The disposal of Hazardous Material shall be in approved containers and removed from the Premises by duly licensed carriers. No Hazardous Material may be discharged to the plumbing or sanitary waste system of the Building, which includes, without limitation, radioactive materials and substances with a pH level greater than 12.5 or less than 5. Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release or disposal of Hazardous Material onto or within the Premises or the Project which are required by Hazardous Materials Laws to be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. A failure of Tenant to give to Landlord the notices required in this Section 36.1 shall constitute a Default under this Lease. Further, Tenant shall deliver to Landlord each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or disposal thereof promptly upon receipt of each such notice or order.

(b) Tenant shall be responsible for, and shall indemnify, protect, defend and hold harmless Landlord and Landlord’s Agents from, any and all claims, costs, penalties, fines, losses (including, without limitation, (i) temporary or permanent diminution in value of the Premises or the Project, (ii) damages for the temporary or permanent loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, and (iii) sums paid in settlement of claims), consultant fees and expert fees, liabilities, attorneys’ fees, damages, injuries, causes of action, judgments and expenses, which arise during or after the Early Possession Period or the Term to the extent resulting from receiving, handling, using, storing, accumulating, transporting, generating, spilling, discharging or the release or disposal of Hazardous Material in, upon or about, or the migration of Hazardous Material to, the Premises or the Project during the Early Possession Period or the Term (and without regard to whether such Hazardous Material were brought onto the Premises or the Project by Tenant, Tenant’s Agents or an uninvited third party not under the control of Tenant); provided that Tenant shall not be responsible for Hazardous Materials that migrate onto the Premises from outside of the Premises if neither Tenant nor Tenant’s Agents caused the release of such Hazardous Materials.

(c) The indemnifications of Landlord and indemnities by Tenant pursuant to Section 36.1 include, to the extent Tenant is responsible for such costs and expenses under the provisions of Section 36.1, but without limiting the generalities thereof, all costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work (collectively, “Remediation”) required because of any Hazardous Material present in the soil, subsoil, ground water, or elsewhere at, on or under the Premises or the Project to cause such Remediation to comply with all Hazardous Materials Laws in effect from time to time (including any reduction in permissible levels after the end of the Term) and to reduce the level of Hazardous Material to “background levels.” Without limiting the foregoing, if the presence of any Hazardous Material at, on or under the Premises or the Project caused or permitted by Tenant results in the Premises or the Project becoming in violation of Hazardous Materials Laws, Tenant promptly shall take all actions at its expense as are necessary to return the Premises or the Project to a condition complying with all applicable laws and to a level equal to or less than the prior “background level”; provided that Landlord’s approval of such action shall first be obtained. If from time to time (including after the termination of this Lease) Hazardous Materials Laws are made more strict, Tenant shall nevertheless be required to further comply therewith and to compensate Landlord therefor.

(d) Landlord acknowledges that it is not the intent of this Section 36 to prohibit Tenant from operating its business as described in Section 2.6 or to unreasonably interfere with the operation of Tenant’s business. Tenant may operate its business according to the custom of the industry so long as the use, presence and disposal of Hazardous Material is strictly and properly monitored according to all applicable Hazardous Materials Laws. As a material inducement to Landlord to allow Tenant to lawfully use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Possession Date a list identifying each type of Hazardous Material (and quantity thereof) to be present in or upon the Premises and the Project and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises and the Project (“Hazardous Material List”) and a copy of the Hazardous Material business plan prepared pursuant to Section 25500, Et Seq. of the Health and Safety Code (“Tenant’s Hazardous Material Business Plan”). Tenant shall deliver to Landlord an updated Hazardous Material List at such times as Tenant is required by Hazardous Materials Laws to prepare any such list or at such other times as Tenant (i) may prepare such list, (ii) commences to use Hazardous Materials not disclosed on the Hazardous Materials List or (iii) increases the quantity of Hazardous Materials from that disclosed on the Hazardous Material List. Tenant shall, within ten days following written request therefor, certify to Landlord that the Hazardous Material List continues to be an accurate representation of all of the Hazardous Material used by Tenant at the Premises or, if not (and without waiving any rights Landlord may have for Tenant’s failure to update the Hazardous Material List as required above), Tenant shall deliver to Landlord within such time period an updated Hazardous Material List. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”), relating to the handling, storage, disposal and emission of Hazardous Material prior to the Possession Date or, if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: (i) permits; (ii) approvals; (iii) Tenant’s Hazardous Material Business Plan; (iv) notice of violations of any Hazardous Materials Laws ; (v) plans relating to the installation of any storage tanks to be installed in or under the Premises (provided, such installation of tanks only shall be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole discretion); and (vi) all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Premises.

(e) Tenant acknowledges that Landlord may assign to future tenants and/or owners of any portion of the Project the rights of Landlord to enforce all obligations of Tenant under this Section 36 with respect to the existence of Hazardous Material in, on, under, upon or about the Premises or the Project, including, but not limited to, the indemnification provisions contained herein. Tenant consents to such assignments of Landlord’s rights and further acknowledges and agrees that Landlord may also continue to enforce such rights.

(f) Tenant, at its sole cost and expense, shall have the right to have a Phase I Environmental Study conducted on the Premises.

36.2 Termination of Lease.

(a) Notwithstanding the provisions of this Section 36, Landlord shall have the right to terminate this Lease in this event that (i) Tenant uses the Premises or the Project for the generation, storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by Hazardous Materials Laws (unless such use was accidental and Tenant is diligently pursuing compliance with such Hazardous Materials Laws ), (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises or the Project if the contamination resulted from Tenant’s action or use of the Premises or the Project and such remedial action has a material adverse effect on Landlord, the Premises or the Project, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises or the Project and such enforcement order has a material adverse effect on Landlord, the Premises or the Project. Each of the foregoing events shall be deemed to be a material Default by Tenant under this Lease.

(b) Tenant shall have no right to abate Rent or terminate this Lease as a result of any contamination of the Premises or the Project, or any part thereof.

36.3 Assignment and Subletting. Notwithstanding the provisions of Section 23, if (i) any anticipated use of the Premises or the Project by any proposed assignee or sublessee involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited hereunder or by any Hazardous Materials Laws, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with a Hazardous Material if the contamination resulted from such party’s action or use of the property in question and has failed to take such action, or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material of a type such proposed assignee or sublessee intends to use in, on or at the Premises or the Project and the proposed assignee or sublessee has failed to fully comply with such enforcement order, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

36.4 Condition.

(a) Landlord represents that, to its actual knowledge as of the date of this Lease (without inquiry), and except as disclosed in that certain Phase I Environmental Site Assessment Report dated April 6, 2011, prepared by CSC Targhee, Inc., there is no contamination of or from any Hazardous Material at the Project or the Premises in violation of Hazardous Materials Laws. Tenant warrants, represents, acknowledges and agrees that Tenant has performed all investigations appropriate under the circumstances to determine whether any violations of Hazardous Materials Laws currently exist. Prior to the Possession Date, Tenant shall conduct such tests as Tenant shall deem necessary in its sole discretion to determine whether there have been any violations of Hazardous Materials Laws at the Premises or Project. Except for a breach of Landlord’s representation in this Section 36.4.1, Tenant shall have no right or remedy against Landlord with respect to any such violation and Tenant hereby releases, waives and forever discharges Landlord and its respective officers, directors, shareholders, members and affiliates from any and all claims, demands and causes of action, whether known or unknown to Tenant, which Tenant may now have arising out of, connected with or incidental to the existence of any Hazardous Material on or about the Premises or the Project as of the date of this Lease. Tenant is aware of the provisions of Section 1542 of the California Civil Code which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

and, after consultation with counsel concerning the meaning and effect of such waiver, Tenant specifically waives the benefit of the provisions of Section 1542 of the California Civil Code. Notwithstanding anything to the contrary in this Section 36.4 or elsewhere in this Lease, Tenant shall have no liability to Landlord for Hazardous Materials that became located on or about the Premises or the Project prior to the Possession Date.

(b) Tenant shall provide to Landlord a copy of all tests, reports (including all draft reports and all correspondence related thereto) and other information obtained by Tenant in connection with such tests.

36.5 Perform Tests.

(a) Tests During Term. At any time prior to the expiration of the Term (including any holdover period), Landlord shall have the right to enter upon the Premises at all reasonable times, and at reasonable intervals, upon two business days’ prior notice (except no notice will be required in an emergency), and accompanied by an authorized representative of Tenant (except in an emergency), if Tenant so elects, in order to conduct appropriate tests to determine whether contamination in excess of permissible levels has occurred or improper use, storage, handling or disposal of Hazardous Material as a result of Tenant’s use of the Premises. Landlord shall deliver to Tenant written notice of the results of such tests. Tenant shall pay the reasonable costs of any test conducted pursuant to this section which demonstrates that contamination in excess of legally permissible levels or improper use, storage, handling or disposal of same has occurred. Additionally, Tenant shall pay for all costs necessary to clean up or remedy any contamination.

(b) Report Upon Termination. Upon the expiration or upon any early termination of this Lease, Tenant shall furnish to Landlord a report and certification in form and content approved by Landlord in its reasonable discretion from a qualified environmental engineer approved by Landlord in its reasonable discretion, verifying that the Premises are free from any Hazardous Material or contamination in excess of legally permissible levels. The cost of such report shall be borne solely by Tenant. If such report indicates that there are any impermissible levels of Hazardous Material on the Premises or that damage to the Premises has occurred as a result of improper use, storage, handling or disposal of Hazardous Material, then Tenant shall pay for all costs necessary to clean up and remedy such impermissible levels of Hazardous Material; and Tenant shall also continue to pay Rent for the Premises (including monthly installments of Basic Rent at a rate equal to 200% of the monthly installment of Basic Rent in effect immediately prior to such expiration or termination of this Lease) until such time as the impermissible levels of Hazardous Material are cleaned up and remedied. Tenant further acknowledges and agrees that in the event of any such holdover without Landlord’s consent, Landlord may suffer significant monetary damages as a result of Landlord’s inability to timely relet the Premises. Such damages may include the loss of rent from the new lessee, damage claims by the new lessee for failure to timely deliver the Premises to the new lessee, overtime and other charges associated with preparing the Premises for occupancy by the new lessee, lost rent as a result of the cancellation of the new lease, legal fees and other costs and expenses. In addition to Rent as set forth herein, Tenant also agrees to fully compensate Landlord for any such consequential damages.

36.6 Tenant’s Obligations. Tenant’s obligations under this Section 36 shall survive the termination of this Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Premises or the Project of any such Hazardous Material, the provisions of Section 11.2 of this Lease shall apply.

36.7 “Hazardous Material” - Definition. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under sections 25115, 25117 or 25122.7 or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act); (iii) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances); (v) petroleum; (vi) asbestos; (vii) listed under Section 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, Et Seq. (42 U.S.C. Section 6903); or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation Liability Act, 42 U.S.C. Section 9601, Et Seq. (42 U.S.C. Section 9601).

36.8 Closure of Governmental Permits and Licenses. Tenant shall, upon the expiration or earlier termination of this Lease, furnish to Landlord evidence that Tenant has closed all governmental permits and licenses, if any, issued in connection with Tenant’s or Tenant’s Agents’ activities at the Premises. If any such governmental permits or licenses have been issued and Tenant fails to provide evidence of such closure on or before the expiration or earlier termination of this Lease, then until Tenant does so, the holdover provisions of Section 11.2 of this Lease shall apply.

ARTICLE XXXVII. Miscellaneous.

37.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The headings used in this Lease are not a part hereof and shall have no effect upon the construction or interpretation of any part hereof.

37.2 Examination of Lease. Submission of this Lease for examination or signature by Tenant does not constitute a reservation of, or option for, lease, nor is it effective as a lease or otherwise until execution by, and delivery to, both Landlord and Tenant.

37.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

37.4 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

37.5 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

37.6 Entire Agreement. This Lease (together with its exhibits) is intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and all prior agreements, understandings, representations and statements, oral or written, are merged herein, excepting only for written agreements signed contemporaneously with the signing of this Lease.

37.7 Severability. Any provision of this Lease which shall be deemed or prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all such other provisions shall remain in full force and effect.

37.8 Recording. Tenant shall not record this Lease or any short form or memorandum thereof.

37.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. As both parties participated in the drafting and review of this Lease with separate and independent legal counsel, any ambiguity in the language will not be constructed against either party as the drafter of that language. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

37.10 Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees or any person who may come into possession of the Premises or any part thereof in any manner whatsoever. Notwithstanding the foregoing, nothing contained in this Section 37.10 shall in any way alter the provisions against assignment or subletting provided in this Lease.

37.11 Force Majeure. If either party cannot perform any of its obligations under any portion of this Lease due to events beyond the obligated party’s control (but excluding Tenant’s obligation to pay Rent), the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, terrorist acts, strikes, fire, flood or other casualty, shortages of labor or material, governmental regulation or restriction and weather conditions.

37.12 Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder, including any notice to the holder of a deed of trust on the Project pursuant to Section 26.3, shall be in writing and shall be deemed duly delivered upon personal delivery, or as of the third business day after mailing by United States mail, postage prepaid, return receipt requested, or upon the next business day if delivered by overnight courier or similar overnight delivery system, addressed to Tenant or Landlord, as applicable, at the addresses shown in Section 2. Either party may, by notice to the other given pursuant to this section, specify additional or different addresses for notice purposes. In addition, any notice, consent, demand, bill, statement or other communication required or permitted to be given to Tenant under Sections 22.1 and 22.4, may be given by telephonic facsimile machine (telecopier), and shall be deemed duly delivered upon transmittal to Tenant if Landlord’s facsimile machine verifies receipt of such transmission by Tenant’s facsimile machine.

37.13 Exhibits. All exhibits and schedules referred to herein and attached hereto are a part hereof, and incorporated herein by this reference, and this Lease and all exhibits and schedules shall be interpreted as a simple, integrated agreement. Any termination of this Lease shall likewise constitute a termination of any rights of Tenant under any exhibits or schedules hereto.

37.14 Modification. No modification, waiver, amendment, discharge or change of this Lease shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

37.15 Periods of Time. All periods of time referred to in this Lease shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice with respect to this Lease shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

37.16 Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California, and venue for any legal action under this Lease shall be San Diego County, California.

37.17 Merger. There shall be no merger of the leasehold estate created by this Lease with the fee interest in any of the Premises by reason of the fact that the same person may acquire or hold or own, directly or indirectly, (i) the leasehold estate created hereby or any part thereof or interest therein, and (ii) the fee estate in any of the Premises or any part thereof or interest therein.

37.18 Financial Statements. Tenant shall provide to Landlord within ten business days of request, financial statements of Tenant for the most recent fiscal year or quarter then available. Annual statements shall be audited by an independent certified public accountant and all other quarterly statements shall be certified by the chief financial officer of Tenant as being complete and accurate in all respects. Tenant shall not be required to provide such financial information more than once per quarter.

ARTICLE XXXVIII. Contingencies.

38.1 Lender Approval. Tenant acknowledges that from time to time during the Term, the consent of any such lender may be necessary with respect to the actions of Tenant, including, but not limited to, the validity of this Lease, the making of alterations, the subleasing of portions of the Premises or the assigning of this Lease. Tenant agrees that Landlord’s delay or failure to provide Landlord’s consent under this Lease, unless or until such time as Landlord’s lender provides such consent, shall be deemed reasonable. Landlord shall use good faith efforts to obtain such approval but shall not be required to spend any sums or agree to any modification of loan documents in order to obtain such approval.

38.2 Tenant’s Other Obligations. The obligations of Landlord under this Lease are contingent upon Tenant’s delivery to Landlord concurrently with the execution of this Lease of the following: (i) evidence, in form and content acceptable to Landlord, that the person(s) executing this Lease on behalf of Tenant is (are) authorized to do so; (ii) the Security Deposit; and (iii) the first monthly installment of Basic Rent. If Tenant does not deliver the same, Landlord shall have no further obligations or liabilities under this Lease.

ARTICLE XXXIX. Roof Space Usage. Subject to Landlord’s approval of the plans and specifications therefor and the right to designate the contractor, Tenant shall have the non-exclusive license to use the roof of the Building to install and maintain certain rooftop equipment which exclusively services the Tenant’s use of the Premises, such as (i) one satellite dish of not more than 3’0” in diameter, and (ii) one antenna device and related cabling, as necessary, and (iii) other equipment needed to operate Tenant’s business within the Premises. Such rooftop equipment shall not be visible from the Common Areas. Tenant shall not have the right to install any rooftop equipment not exclusively serving Tenant. Tenant shall remove such equipment, and repair any damage caused by the installation and removal thereof, at the expiration or earlier termination of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates set forth below next to their respective signatures.

Date of execution: May 31, 2011	Tenant:

LPATH, INC,

a Nevada corporation

By: /s/ Scott Pancoast

Name: Scott Pancoast

Title: President and Chief Executive Officer

By: /s/ Gary J. G. Atkinson

Name: Gary J. G. Atkinson

Title: Chief Financial Officer

Date of execution: May 31, 2011	Landlord:
SORRENTO SCIENCE PARK, LLC, a California limited liability company By: /s/ Robert D. Tomlinson Name: Robert D. Tomlinson Title: Manager By: /s/ David Winkler Name: David Winkler Title: Manager

EXHIBIT A

Site Plan

SORRENTO VALLEY BOULEVARD
4025
PREMISES
COMMON
AREA
4045
4031
N

SITE PLAN

SORRENTO SCIENCE PARK
4025, 4031 & 4045 SORRENTO VALLEY BLVD.
SAN DIEGO, CA 92121

EXHIBIT A

EXHIBIT B

Legal Description of the Land

Parcel 1 of Parcel Map No. 11810, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego, November 20, 1981 as File No. 81-368061 of official records.

EXHIBIT B

EXHIBIT C

Form of Term Commencement Date Notice

ACKNOWLEDGMENT OF TERM COMMENCEMENT DATE

Pursuant to Section 5.2 of that certain Lease dated as of ____________, 2011, by and between Sorrento Science Park, LLC, as Landlord, and LPath, Inc., as Tenant, for the Premises located at 4025 Sorrento Valley Boulevard, San Diego, California, the undersigned hereby acknowledge that the Possession Date is ____________, 2011 and the Term Commencement Date is ____________, 2011.

Dated: _____________________________, 2011	Tenant: LPATH, INC., a Nevada corporation

By:
Name:
Title:

By:
Name:
Title:

Dated: _____________________________, 2011	Landlord: SORRENTO SCIENCE PARK, LLC, a California limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

EXHIBIT D

Form of Estoppel Certificate

[Subject to such modifications as may reasonably be

required by Landlord’s lender or purchaser.]

Re:

Dear Sir or Madam:

_______________________________ (“Tenant”) is lessee, and ____________________ (“Landlord”) is lessor under and pursuant to that certain Lease dated _____________________ (the “Lease”) for premises located at 4025 Sorrento Valley Road, San Diego, California. All initially capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Lease.

With the understanding that ________________________ (collectively, “you” or “Recipient”) will rely upon this Estoppel Certificate and Agreement (this “Estoppel”), and the certifications, representations, warranties and agreements contained herein, in making a loan secured by the Premises (the “Loan”), [in connection with your purchase of the Property (the “Sale”)] and that, as an integral part of such transaction, Recipient has taken, or intends to take, an assignment of Landlord and Tenant’s respective rights, titles and interests in and to the Lease, Tenant hereby certifies, represents and warrants to you, and agrees for your benefit, as follows:

1. A true and complete copy of the Lease is attached to this Certificate. The Lease is in full force and effect in accordance with its terms, and has not been amended, modified or supplemented in any way. The Lease has not been amended other than by (if none, so state): ____________________________________. There are no other agreements, oral or written, between Landlord, or its successors, if applicable, and Tenant amending, modifying or otherwise affecting the Lease in any manner or respect.

2. Landlord is entitled to rely on all representations, warranties, certifications and agreements made in the Lease by Tenant. Tenant is the owner and holder of the entire tenant’s interest under the Lease, and the Lease constitutes the entire lease and occupancy agreement between Landlord and Tenant with respect to the Premises.

3. To Tenant’s actual knowledge, Landlord has fully performed all obligations which were owing under the Lease on and before the date that Tenant executed this Estoppel, and Tenant has no defense, offset or claim against Landlord for the incomplete performance of any such work, or on account of any defect therein.

4. Tenant has not received notice from any governmental authority to the effect that the Project or the Premises or any improvements thereon are in violation of any applicable federal, state, county or municipal law, regulation or ordinance other than violations which have been cured.

5. Landlord and Tenant have satisfied all commitments made to induce the other to enter into the Lease.

6. Tenant does not have any right or option to purchase all or any portion of, or interest in, the Project.

7. The amount of rent due under the Lease is currently $                .

8. No rent is in arrears.

9. There are no offsets, credits, deductions or concessions against rent or any other sum payable by Tenant under the Lease; there are no existing claims by Tenant against Landlord or by Landlord against Tenant, and there are no waivers by Landlord of any of the rent or other sums due or to be due under the Lease.

10. No rent or other sum payable under the Lease has been paid in advance of the due date thereof.

11. Landlord holds a security deposit in the amount of $________ for the account of Tenant to secure the performance by Tenant of any obligation under the Lease.

EXHIBIT D

12. No payments or deposits or other forms of consideration have been paid or furnished by Tenant to Landlord or any other person or have been received or are receivable by Tenant, Landlord or any other person for or on account of the Lease which are not specifically disclosed herein or in the Lease.

13. To the actual knowledge of Tenant, there are no existing breaches or defaults by either party under the Lease, nor has any event occurred which, with the passage of time, or the giving of notice, or both, would constitute a default by either party under the Lease. There have been no waivers of prior breaches or defaults under the Lease. There are no disputes between Landlord and Tenant.

14. The term of the Lease is _________ years commencing on __________ ending on _______________. There are ________ options of ______ years each to extend the term of the Lease upon _________ days notice. No right of extension or renewal under the Lease has yet been exercised.

15. Tenant has not assigned, transferred or hypothecated all or any portion of its interest under the Lease, except pursuant to that certain (if none, so state): _____________.

16. Tenant has no notice of any actual or proposed assignment of the Lease or the rentals and other sums due or to be due thereunder by Landlord, except the assignment to Recipient, as aforesaid.

17. If required by Recipient, any casualty insurance policy maintained by Tenant with respect to the Premises (but excluding insurance covering Tenant’s personal property) shall contain a standard lender’s loss payable endorsement naming the Recipient as loss payee.

18. For so long as Recipient is beneficiary of a deed of trust on the Premises, if Tenant should assert a claim that Landlord has (i) failed to perform an obligation under the terms of the Lease or otherwise or (ii) is in default under the Lease in any respect, written notice thereof shall promptly be furnished to Recipient, and Tenant agrees that it will not exercise any rights which it might otherwise have on account of such failure or default until such notice has been given to Recipient and Recipient has had a reasonable period of time following receipt of such notice to cure such failure or default.

19. Any notice, request, demand, instruction or other communication required hereunder or pertaining hereto shall be in writing and shall be given pursuant to Section 37.12 of the Lease, with the address of Recipient being as follows:

20. Landlord shall be entitled to rely on all of the certifications, representations and warranties of Tenant made in this Estoppel.

IN WITNESS WHEREOF, this Estoppel has been duly executed by Tenant as of __________________.

Tenant:

By:
Name:
Title:

By:
Name:
Title:

[Attach to Estoppel Certificate copy of the Lease and any amendments thereto.]

EXHIBIT E

Form of Subordination Agreement

[Subject to such modifications as may reasonably be

required by Landlord’s lender or purchaser.]

After recordation this instrument

should be returned to:

Thrivent Financial for Lutherans

Attn:	Loan Administration, Mortgages and Real
Estate Investments

625 Fourth Avenue South

Minneapolis, Minnesota 55415

This instrument was drafted by:

Loan No.

[Above space reserved for recording information.]

Tax Parcel No.:

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made and entered into as of the              day of                     , 20        , by and among                     , a                      (“Tenant”),                     , a                      (“Borrower”), and THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation (“Lender”).

RECITALS

A. Tenant is the lessee and Borrower is the lessor under that certain Lease Agreement dated                     ,                     , as amended by                      (collectively, the “Lease”).

B. Borrower has requested that Lender make a loan to Borrower to be secured by a Mortgage or Deed of Trust from Borrower to Lender (“Security Instrument”), and an Assignment of Rents and Leases from Borrower to Lender (“Assignment”), covering the property wherein the premises (“Premises”) covered by the Lease are located, which property is described more fully in Exhibit A attached hereto (“Property”).

C. Lender is willing to make the requested loan, provided that, as one of the conditions precedent thereto, Borrower and Tenant execute this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender to make the requested loan, Tenant, Borrower, and Lender hereby agree and covenant as follows:

1. Assignment. Borrower shall absolutely grant, transfer, and assign to Lender the Lease and all rents and other sums payable under the Lease; provided, however, that until written demand is made by Lender to Tenant, all rents and other sums payable under the Lease shall be paid to Borrower, but only as they accrue. Borrower covenants and agrees that upon Tenant’s receipt of written notice from Lender to pay the rent to Lender and its successors and assigns, Tenant shall pay the rent and all other sums due under the Lease as such rent and other sums become due to the Lender and shall have no liability to Borrower for such rent and other sums due under the Lease which are paid to Lender and its successors and assigns. Tenant hereby recognizes the Assignment made by Borrower to Lender and agrees to pay, upon receipt of

EXHIBIT E

written demand from Lender, all rents and other sums as directed by Lender.

2. Subordination. Borrower, Tenant and Lender hereby agree that the Lease and all of its terms and provisions (including, without limitation, any option or options to purchase or rights of first refusal affecting the Property, or any portion thereof, contained therein) is and shall at all times be subject and subordinate in all respects to the Security Instrument and to all supplements, amendments and modifications thereto, and to all extensions, substitutions, rearrangements and/or replacements thereof.

3. Nondisturbance and Attornment. If Tenant is not in default beyond applicable cure period(s) under any of the terms, covenants or conditions contained in the Lease or this Agreement, Lender agrees that in the event of foreclosure of the Security Instrument, trustee’s sale, deed in lieu of foreclosure, or other enforcement of the terms and conditions of the Security Instrument, or the exercise by Lender of its rights under the Assignment, or in the event Lender comes into possession or acquires title to the Property as a result of foreclosure or the threat thereof, or as a result of other means, such action shall not result in either a termination of the Lease, or a diminution or impairment of any of the rights granted to Tenant in the Lease, except as hereinafter provided.

If the interest of Borrower in the Property shall be transferred to Lender or any transferee of Lender by reason of foreclosure, trustee’s sale, deed in lieu of foreclosure or other proceeding for the enforcement of the Security Instrument or rights of Lender under the Assignment (such transferee, its successors and assigns, including, but not limited to, Lender, shall hereinafter be referred to as “Purchaser”), and Tenant is not in default beyond applicable cure period(s) of its obligations under the Lease, Purchaser shall not name or join Tenant in any foreclosure, trustee’s sale or other proceeding to enforce the Security Instrument or Assignment, unless required by applicable law to do so, and Purchaser shall be bound to Tenant, except as provided in Section 4 below, and Tenant shall be bound to Purchaser, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, and any extensions thereof with the same force and effect as if Purchaser were the original landlord under the Lease. Tenant does hereby attorn to Purchaser, including Lender if Lender is such Purchaser, as the landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments upon Purchaser’s succeeding to the interest of the Borrower under the Lease.

4. Limitation on Purchaser Obligations. Notwithstanding anything to the contrary contained in Section 3 hereof, Purchaser shall not be:

4.1 liable for any damages or other relief attributable to any act or omission of any prior lessor under the Lease (including, without limitation, Borrower);

4.2 subject to any offsets or defenses that Tenant may have against a prior lessor under the lease (including, without limitation, Borrower);

4.3 liable for any damages or other relief attributable to any latent or patent defects in construction with respect to the Property;

4.4 liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Purchaser;

4.5 bound by any rent or additional rent that Tenant might have paid in advance to any prior lessor under the Lease (including, without limitation, Borrower), for any period beyond the month in which Purchaser succeeds to the interest of Borrower under the Lease;

4.6 bound by any waiver or forbearance by any prior lessor under the Lease (including, without limitation, Borrower) or bound by any agreement or modification of the Lease made without the prior written consent of Lender; or

4.7 bound by any covenant made by any prior lessor under the Lease (including, without limitation, Borrower) to complete any construction on the Property covered by the lease or to pay any sums to Tenant in connection therewith, unless Purchaser shall have expressly consented thereto in writing; or

4.8 liable for the performance of any obligations that the Borrower may have had as lessor under the Lease which such obligations arise prior to fee title ownership being obtained by Purchaser.

5. Further Actions. Tenant covenants and agrees from time to time to do all acts and execute such instruments as it shall be requested by Lender to do or execute for the purposes of carrying out and effectuating this Agreement and the intent hereof, and evidencing this Agreement, whether by filing with any public office, or agency or otherwise.

6. Covenants of Tenant. Tenant agrees that during the term of the Lease:

6.1 Tenant will not pay any rent or additional rent more than one (l) month in advance to any lessor (including, but not limited to, Borrower); or

6.2 Tenant will not cancel, surrender, amend or modify the Lease without Lender’s prior written consent nor terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice thereof and a reasonable opportunity to cure such default, but in no event shall such opportunity to cure exceed thirty (30) days; unless the nature of the default is such that it cannot reasonably be cured within such thirty (30) day period then Lender shall have such additional time as is reasonably required to cure such default provided Lender commences to cure such default within such thirty (30) day period and proceeds to prosecute such cure to its completion; or

6.3 in the event the Lease is rejected or deemed rejected in any bankruptcy proceeding with respect to landlord, Tenant shall not exercise any right it may have to treat the Lease as terminated under 11 U.S.C. § 365(h), as amended.

7. Merger. Borrower, Tenant and Lender agree that unless Lender shall otherwise consent in writing, the fee title to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third-party by purchase, assignment or otherwise.

8. Limitation on Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event that Lender shall acquire title to the Property, Lender shall have no obligation, nor incur any liability, beyond the then interest if any, of Lender in the Property, and Tenant shall look exclusively to such interest of Lender if any, in the Property for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease, and Lender is hereby released and relieved of any other liability hereunder and under the Lease. As regards Lender, Tenant shall look solely to the estate or interest owned by Lender in the Property and Tenant will not collect or attempt to collect any such obligation or liabilities or any judgment therefor, out of any other assets of Lender. By executing this Agreement, Borrower specifically acknowledges and agrees that nothing contained in this paragraph shall impair, limit, offset, lessen, abrogate or otherwise modify the obligations of Borrower to Tenant under the Lease.

9. Modification of Agreement. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

11. Governing Law. This Agreement shall be governed by and construed under the laws of the State in which the Property is located.

12. Integration. This Agreement shall be the whole and only agreement with regard to the subjection and subordination of the Lease and the leasehold estate created thereby, together with all rights and privileges of Tenant thereunder, to the lien or charge of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Lease and the Security Instrument any prior agreements as to such subjection or subordination, including, but not limited to, those provisions contained in the Lease that provide for the subjection or subordination of the Lease and the leasehold estate created thereby to a deed or deeds of trust or to a mortgage or mortgages.

13. Notices. Wherever in this instrument it shall be required or permitted that notice be given by any party to the other, such notice shall be in writing. Any notice shall be deemed to have been given: (i) if mailed, no later than five (5) business days after the date the same is

EXHIBIT E

deposited as certified or registered mail in the United States mail, postage prepaid; or (ii) if sent by overnight courier, one (1) business day after the same is deposited, delivery charges prepaid and specifying overnight delivery, with a reputable, nationally recognized courier service which guarantees overnight delivery. Notices shall be addressed to Aid Association for Lutherans at:

Thrivent Financial for Lutherans

                                                       Attn: Loan Administration, Mortgage and Real Estate Investments

625 Fourth Avenue South

Minneapolis, Minnesota 55415

and to the Tenant at:

and to Borrower at:

or at such other address as either party may from time to time designate in writing in lieu thereof. The address may be changed by notices given as provided herein.

14. Captions. The captions and headings of the paragraphs of this Agreement are for convenience only and are not to be used in construing this Agreement.

15. Counterparts. This Agreement may be executed in counterparts, and all counterparts together shall be construed as one document.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

TENANT:

By:

Name:

Title:

By:

Name:

Title:

STATE OF _______________)

                                                   )ss.

COUNTY OF _____________)

On _____________, 20_____, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________ and __________________________, personally known to me or proved to me on this basis of satisfactory evidence to be the persons who executed the within instrument as the __________________________________ and _________________________________, respectively of _________________________________ ___________________________, a _______________________________ under the laws of the State of ____________________________, on behalf of said _________________________________.

WITNESS my hand and official seal.

(SEAL)

Notary Public

My Commission expires: ________________.

EXHIBIT E

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

BORROWER:

By:

Name:

Title:

By:

Name:

Title:

STATE OF _______________________)

                                                                   )ss.

COUNTY OF _____________________)

On _____________, 20_____, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________ and __________________________, personally known to me or proved to me on this basis of satisfactory evidence to be the persons who executed the within instrument as the __________________________________ and _________________________________, respectively of _________________________________ ___________________________, a _______________________________ under the laws of the State of ____________________________, on behalf of said _________________________________.

WITNESS my hand and official seal.

(SEAL)

Notary Public

My Commission expires: ________________.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

LENDER:	THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation

By:

Name:

Title:

STATE OF MINNESOTA     )

                                                 )ss.

COUNTY OF HENNEPIN     )

On ________________, 20____, before me, the undersigned, a Notary Public in and for said County and State, personally appeared _______________________________________, personally known to me to be the person who executed the within instrument as the ____________________________________________ of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation, on behalf of said corporation.

(SEAL)

                                                                 Notary Public

My Commission expires: ________________.

EXHIBIT E

EXHIBIT “A”

[Legal Description]

(i)

10.	Brokers		13
	10.1	Tenant’s Representation	13
	10.2	Landlord’s Representation	13

11.	Holding Over		13
	11.1	Holding Over With Consent	13
	11.2	Holding Over Without Consent	14
	11.3	No Renewal	14
	11.4	No Waiver	14

12.	Taxes on Tenant’s Property		14
	12.1	Payment of Taxes	14
	12.2	Advance by Landlord	14

13.	Condition of Premises		14
	13.1	As Is Condition	14
	13.2	No Representation	14
	13.3	Landlord’s Work	15
	13.4	Premises Systems	15

14.	Utilities and Services		15
	14.1	Utilities and Services	15
	14.2	No Liability	15
	14.3	No Increase in Requirements	15

15.	Alterations		16
	15.1	No Alterations	16
	15.2	Service Facilities	16
	15.3	Changes to Exterior	16
	15.4	Signs	16
	15.5	Compliance with Law	16
	15.6	Prior Notice	17
	15.7	Property of Landlord	17
	15.8	Removal	17
	15.9	Personal Property	17

16.	Repairs and Maintenance		17
	16.1	Landlord’s Obligation	17
	16.2	Tenant’s Obligation	18
	16.3	Landlord’s Right to Repair and Maintain the Premises	18
	16.4	No Liability	18
	16.5	Damage or Destruction	18
	16.6	Landlord’s Replacement of Primary Premises Systems	19

17.	Liens		19
	17.1	No Liens	19
	17.2	Advance by Landlord	19
	17.3	Financing Statements	19

18.	Indemnification and Exculpation		19
	18.1	Indemnification by Tenant	19
	18.2	No Liability of Landlord; Assumption of Risk	20
	18.3	Security Devices	20

19.	Insurance - Waiver of Subrogation		20
	19.1	Landlord’s Insurance	20
	19.2	Tenant’s Insurance	20
	19.3	Additional Insureds	21
	19.4	Fixtures and Other Items	21
	19.5	Waiver of Subrogation	21
	19.6	Increases in Insurance	21

20.	Damage or Destruction		21

(iii)

32.	Quitclaim Deed		30

33.	Subordination and Attornment		30
	33.1	Subordination	30
	33.2	Additional Instruments	30
	33.3	Attornment	30
	33.4	Amendment	30

34.	Surrender		31
	34.1	No Release	31
	34.2	Assignment	31
	34.3	No Merger	31

35.	Waiver and Modification		31

36.	Hazardous Material		31
	36.1	Prohibition/Compliance	31
	36.2	Termination of Lease	33
	36.3	Assignment and Subletting	33
	36.4	Condition	33
	36.5	Perform Tests	34
	36.6	Tenant’s Obligations	34
	36.7	“Hazardous Material” - Definition	34
	36.8	Closure of Governmental Permits and Licenses	35

37.	Miscellaneous		35
	37.1	Terms and Headings	35
	37.2	Examination of Lease	35
	37.3	Time	35
	37.4	Covenants and Conditions	35
	37.5	Consents	35
	37.6	Entire Agreement	35
	37.7	Severability	35
	37.8	Recording	35
	37.9	Impartial Construction	35
	37.10	Inurement	35
	37.11	Force Majeure	36
	37.12	Notices	36
	37.13	Exhibits	36
	37.14	Modification	36
	37.15	Periods of Time	36
	37.16	Choice of Law	36
	37.17	Merger	36
	37.18	Financial Statements	36

38.	Contingencies		36
	38.1	Lender Approval	36
	38.2	Tenant’s Other Obligations	37

39.	Roof Space Usage		37

Additional Rent	6
Alterations	15
Basic Rent	1
Building	1
Building Exteriors	16
Claims	19
Common Areas	7
Common Building Systems	16
Comparable Biotech Areas	4
Control	26
CPA	11
Default	22
Documents	31
Early Possession Period	5
Equity Transfer	24
Equity Transferee	24
Extended Term	2
Extended Term Basic Rent	3
Extension Notice	3
Fair Rental Value	4
GAAP	25
Hazardous Material	33
Hazardous Material List	31
Hazardous Materials Laws	30
Holdover Period	12
Land	1
Landlord	1
Landlord’s Agents	19
Landlord’s Work	14
Operating Expenses	8
Permitted Affiliate	26
Phase I	5
Possession Date	5
Premises	1
Premises Systems	17
Primary Premises System	18
Project	1
Recapture Notice	25
Remediation	31
Rent	6
Rentable Area	1
Report Date	11
Security Deposit	6
Tenant	1
Tenant’s Agents	19
Tenant’s Hazardous Material Business Plan	31
Tenant’s Share	1
Term	1
Term Commencement Date	1
Term Expiration Date	1
Third CPA	11
Transfer	24
Transfer Date	24
Transfer Notice	24
worth at the time of award	24

(1)